                                                                     Exhibit 2.0

                     LIBERTY SAVINGS MUTUAL HOLDING COMPANY
                      PLAN OF CONVERSION AND REORGANIZATION

                         AS ADOPTED ON DECEMBER 21, 2005

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
1.  Introduction.........................................................     1

2.  Definitions..........................................................     2

3.  General Procedure for the Conversion and Reorganization..............     8

4.  Number of Shares and Purchase Price of Common Stock..................    11

5.  Subscription Rights of Eligible Account Holders (First Priority).....    12

6.  Subscription Rights of Tax Qualified Employee Stock Benefit Plans
    (Second Priority)....................................................    13

7.  Subscription Rights of Supplemental Eligible Account Holders (Third
    Priority)............................................................    14

8.  Subscription Rights of Other Members (Fourth Priority)...............    14

9.  Community Offering, Syndicated Community Offering, Public Offering
    and Other Offerings..................................................    15

10. Limitations on Subscriptions and Purchase of Common Stock............    17

11. Timing of Subscription Offering; Manner of Exercising Subscription
    Rights and Order Forms...............................................    20

12. Payment for Common Stock.............................................    21

13. Account Holders in Nonqualified States or Foreign Countries..........    23

14. Voting Rights of Stockholders........................................    23

15. Liquidation Account..................................................    23

16. Transfer of Deposit Accounts.........................................    25

17. Requirements Following the Conversion and Reorganization for
    Registration, Market Making and Stock Exchange Listing...............    26

18. Completion of the Stock Offering.....................................    26

19. Directors and Officers of the Bank...................................    26

20. Requirements for Stock Purchases by Directors and Officers Following
    the Conversion and Reorganization....................................    26

21. Restrictions on Transfer of Stock....................................    26

22. Tax Rulings or Opinions..............................................    27

23. Stock Compensation Plans.............................................    27

24. Dividend and Repurchase Restrictions on Stock........................    28

25. Payment of Fees to Brokers...........................................    28

26. Effective Date.......................................................    28

27. Amendment or Termination of the Plan.................................    28

28. Interpretation of the Plan...........................................    29

                                  EXHIBIT INDEX

                                                                         EXHIBIT
                                                                         -------
Agreement and Plan of Merger by and among Liberty Savings Mutual
   Holding Company, Liberty Savings Bank, F.S.B. and Liberty Interim
   Federal Savings and Loan Association ..............................      A

Agreement and Plan of Merger by and among Liberty Savings Bank,
   F.S.B., Holding Company and Liberty Interim Federal Savings and
   Loan Association...................................................      B

Articles of Incorporation of Holding Company..........................      C

Bylaws of Holding Company.............................................      D

                     LIBERTY SAVINGS MUTUAL HOLDING COMPANY
                      PLAN OF CONVERSION AND REORGANIZATION

1.   INTRODUCTION.

     For purposes of this section, all capitalized terms have the meanings ascribed to them in Section 2

     On August 23, 1993, Liberty Savings Bank, a Missouri-chartered mutual savings bank and the predecessor to Liberty Savings Bank, F.S.B., reorganized into the mutual holding company form of organization. In connection with the transaction, Liberty Savings Bank issued 500,000 shares of its common stock to its eligible depositors and to the Liberty Savings Bank Employee Stock Ownership Plan and issued 800,000 shares to Liberty Savings Mutual Holding Company, a federally chartered mutual holding company. Also, in connection with this transaction, Liberty Savings Bank converted to a Missouri-chartered stock savings bank. As of the date hereof, the MHC beneficially and of record owns 800,000 shares of common stock, par value $1.00 per share, of Liberty Savings Bank, F.S.B., representing approximately 58.9% of the outstanding voting stock of Liberty Savings Bank, F.S.B., and the remaining 557,876 shares of Liberty Savings Bank, F.S.B. common stock, or 41.1%, are owned by persons other than the MHC.

     A.   BUSINESS PURPOSES FOR THE CONVERSION AND REORGANIZATION

     The Boards of Directors of the MHC and the Bank believe that a conversion of the MHC to stock form is in the best interests of the MHC, the members of the MHC, the Bank and its stockholders. The Board of Directors determined that this Plan of Conversion and Reorganization equitably provides for the interests of Members through the granting of subscription rights and the establishment of a liquidation account. Further, the Board of Directors determined that the Conversion and Reorganization would not adversely impact the stockholders' equity of the Bank.

     The Conversion and Reorganization will provide the Bank with a larger capital base that will enhance its ability to pursue lending and investment opportunities, as well as opportunities for growth and expansion. The Conversion and Reorganization also will provide a more flexible operating structure, which will enable the Bank to compete more effectively with other financial institutions. Finally, the Conversion and Reorganization has been structured to reunite the accumulated earnings and profits retained by the MHC with the retained earnings of the Bank through a tax-free reorganization.

     B.   PROCEDURE FOR CONVERSION AND REORGANIZATION

     As described in greater detail herein in Section 3, pursuant to the Plan:

          (i) The Bank will form a new first-tier subsidiary, which will be incorporated under state law as a stock corporation (the "Holding Company"). The

                Holding Company will in turn form a federally chartered interim savings association ("Interim A") as a wholly owned subsidiary.

          (ii) The MHC will convert to an interim federal stock savings association ("Interim B"). Interim B will merge with and into the Bank pursuant to the Agreement and Plan of Merger included as Exhibit A hereto. In connection with that merger, a liquidation account will be established by the Bank for the benefit of Members.

          (iii) Interim A will merge with and into the Bank, pursuant to the Agreement and Plan of Merger included as Exhibit B hereto. Following this merger, the Bank will become a wholly owned subsidiary of the Holding Company. In connection therewith, each share of Liberty Savings Bank, F.S.B. Common Stock outstanding immediately before the effective time of the Conversion and Reorganization shall be automatically converted without further action by the holder thereof, into and become the right to receive shares of Holding Company common stock based on the Exchange Ratio, plus cash in lieu of any fractional share interest.

          (iv) The Holding Company will issue and sell its Conversion Stock in the Offerings and provided herein.

     C.   APPROVAL OF THE PLAN

     On December 21, 2005, after careful study and consideration, the Boards of Directors of the MHC and the Bank adopted this Plan. The Plan must be approved by: (1) the affirmative vote of a majority of the total number of votes eligible to be cast by Members of the MHC; (2) by the holders of at least two-thirds of the shares of outstanding Bank Common Stock eligible to vote; and (3) by the holders of at least a majority of the outstanding shares owned by Minority Stockholders. Before submitting the Plan to the Members and the Bank's stockholders for consideration, the Plan must be approved by the Office of Thrift Supervision.

2.   DEFINITIONS.

As used in this Plan, the terms set forth below have the following meaning:

     ACTING IN CONCERT means (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A Person or company which acts in concert with another Person or company ("other party") shall also be deemed to be acting in concert with any Person or company who is also acting in concert with that other party, except that any Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated and participants or beneficiaries of any such Tax- Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert solely as a result of their common interests as participants or beneficiaries. When Persons act together for such purpose, their group is deemed to have acquired their stock. The determination of whether a group is Acting in Concert shall be made solely by the Board of Directors of the Bank or Officers delegated by such Board and may be based on any evidence upon which the Board or such delegatee chooses to rely, including, without limitation, joint account relationships or the fact that such Persons have filed joint Schedules 13D or Schedules 13G with the SEC with respect to other companies. Directors of the Holding Company, the Bank and the MHC shall not be deemed to be Acting in Concert solely as a result of their membership on any such board or boards.

     ACTUAL PURCHASE PRICE means the price per share at which the Common Stock is ultimately sold by the Holding Company in the Offerings in accordance with the terms hereof.

     AFFILIATE means a Person who, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the specified Person.

     ASSOCIATE of a Person means (i) a corporation or organization (other than the MHC, the Holding Company, the Bank or a majority-owned subsidiary of the MHC, the Holding Company or the Bank), if the Person is a senior officer or partner or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of the corporation or organization, (ii) a trust or other estate, if the Person has a substantial beneficial interest in the trust or estate or is a trustee or fiduciary of the trust or estate, provided, however, that such term shall not include any Tax-Qualified Employee Stock Benefit Plan of the Holding Company or the Bank in which such Person has a substantial beneficial interest or of which such Person serves as a trustee or in a similar fiduciary capacity, and (iii) any person who is related by blood or marriage to such Person and who lives in the same home as the Person or who is a director or senior officer of the MHC, the Holding Company or the Bank or any of their subsidiaries.

     BANK means Liberty Savings Bank, F.S.B., a federal stock savings association.

     BANK BENEFIT PLANS include, but is not limited to, Tax Qualified Employee Stock Benefit Plans and Non-Tax Qualified Employee Stock Benefit Plans.

     BANK COMMON STOCK means the common stock of the Bank, par value $1.00 per share, which stock is not and will not be insured by the FDIC or any other governmental authority, all of which will be held by the Holding Company following the Conversion and Reorganization.

     BANK MERGER means the Merger of Interim A with and into the Bank pursuant to the Plan of Merger included as Exhibit B hereto.

     CODE means the Internal Revenue Code of 1986, as amended.

     COMMON STOCK means the shares of common stock, par value $0.01 per share, to be issued and sold by the Holding Company in the Offerings, all pursuant to the Plan of Conversion and Reorganization. The Common Stock will not be insured by the Federal Deposit Insurance Corporation.

     COMMUNITY OFFERING means the offering for sale by the Holding Company of any shares of Common Stock not subscribed for in the Subscription Offering to such Persons as may be selected by the Holding Company and the Bank in their sole discretion and to whom a copy of the Prospectus is delivered by or on behalf of the Holding Company.

     CONTROL (including the terms "controlling," "controlled by," and "under common control with") means the direct or indirect power to direct or exercise a controlling influence over the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     CONVERSION AND REORGANIZATION means: (i) the conversion of the MHC to an interim federal stock savings association and the subsequent MHC Merger, pursuant to which the MHC will cease to exist; (ii) the Bank Merger, pursuant to which the Bank will become a wholly owned subsidiary of the Holding Company and, in connection therewith, each share of Bank Common Stock outstanding immediately before the effective time thereof shall automatically be converted, without further action by the holder thereof, into and become the right to receive shares of Holding Company Common Stock based on the Exchange Ratio, plus cash in lieu of any fractional share interest; and (iii) the issuance of Common Stock in the Offerings as provided herein.

     DEPOSIT ACCOUNT means any withdrawable account as defined in Section 561.42 of the Rules and Regulations of the OTS, including a demand account as defined in Section 561.16 of the Rules and Regulations of the OTS.

     ELIGIBLE ACCOUNT HOLDER means any Person holding a Qualifying Deposit on the Eligibility Record Date for purposes of determining Subscription Rights.

     ELIGIBILITY RECORD DATE means the date for determining Qualifying Deposits of Eligible Account Holders and is the close of business on November 30, 2004.

     ESOP means a Tax Qualified Employee Stock Benefit Plan adopted by the Holding Company or the Bank in connection with the Conversion and Reorganization, the purpose of which shall be to acquire the Common Stock.

     ESTIMATED PRICE RANGE means the range of the estimated aggregate pro forma market value of the total number of shares of Common Stock to be issued in the Offerings, as determined by the Independent Appraiser in accordance with Section 4 hereof.

     EXCHANGE RATIO means the rate at which shares of the Bank Common Stock will be exchanged for shares of Holding Company Common Stock held by Minority Stockholders in connection with the Bank Merger. The exact rate shall be determined by the MHC and the Bank to ensure that upon consummation of the Conversion and Reorganization, the Minority Stockholders will own in the aggregate the same percentage of Holding Company Common

Stock to be outstanding upon completion of the Conversion and Reorganization as the percentage of Bank Common Stock owned by them in the aggregate immediate before the Conversion and Reorganization, before giving effect to (a) cash paid in lieu of any fractional shares of Holding Company Common Stock and (b) shares of Common Stock purchased by the Minority Stockholders in the Offerings.

     EXCHANGE SHARES means the shares of Holding Company Common Stock to be issued to the Minority Stockholders in connection with the Bank Merger.

     FDIC means the Federal Deposit Insurance Corporation or any successor thereto.

     HOLDING COMPANY means the stock corporation to be organized under the laws of Missouri that, upon completion of the Conversion and Reorganization, shall hold all of the outstanding capital stock of the Bank.

     HOLDING COMPANY COMMON STOCK means the shares of common stock, par value $0.01 per share of the Holding Company.

     INDEPENDENT APPRAISER means the independent investment banking or financial consulting firm retained by the Holding Company and the Bank to prepare an appraisal of the estimated pro forma market value of the Common Stock.

     INITIAL PURCHASE PRICE means the price per share to be paid initially by Participants for shares of Common Stock subscribed for in the Subscription Offering and by Persons for shares of Common Stock ordered in the Community Offering and/or Syndicated Community Offering.

     INTERIM A means Liberty Interim Federal Savings and Loan Association II, which will be formed as an interim federal stock savings association and a wholly owned subsidiary of the Holding Company to effect the Bank Merger.

     INTERIM B means Liberty Interim Federal Savings and Loan Association I, which will the resultant entity following the conversion of the MHC. Interim B will subsequently be merged with and into the Bank.

     MANAGEMENT PERSON means any Officer or director of the Bank, the MHC or the Holding Company or any Affiliate of the Bank, the MHC or the Holding Company and any person Acting in Concert with such Officer or director.

     MEMBER means any Person qualifying as a member of the MHC in accordance with its mutual holding company charter and bylaws and the laws of the United States.

     MHC means Liberty Savings Mutual Holding Company, a federally chartered mutual holding company.

     MHC MERGER means the merger of Interim B, the successor of the MHC following its conversion to an interim federal stock Bank with and into the Bank pursuant to the Plan of Merger included as Exhibit A hereto.

     MINORITY STOCKHOLDER means any owner of the Bank Common Stock other than the MHC.

     OFFERINGS means the offering of Common Stock to Persons other than the MHC in the Subscription Offering, the Community Offering and the Syndicated Community or Public Offering.

     OFFICER means the president, chief executive officer, vice-president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer and any other person performing similar functions with respect to any organization whether incorporated or unincorporated.

     ORDER FORM means the form or forms to be provided by the Holding Company, containing all such terms and provisions as set forth in Section 11 hereof, to a Participant or other Person by which Common Stock may be ordered in the Offering.

     OTHER MEMBER means a Voting Member who is not an Eligible Account Holder or a Supplemental Eligible Account Holder.

     OTS means the Office of Thrift Supervision or any successor thereto.

     PARTICPANT means any Eligible Account Holder, Tax-Qualified Employee Stock Benefit Plan, Supplemental Eligible Account Holder or Other Member, but does not include the MHC.

     PERSON means an individual, a corporation, a partnership, a Bank, joint stock company, a limited liability company, a trust an unincorporated organization or a government or any political subdivision of a government.

     PLAN OR PLAN OF CONVERSION AND REORGANIZATION means this Plan of Conversion and Reorganization as adopted by the Board of Directors of the MHC and the Bank and any amendment hereto approved as provided herein.

     PRIMARY PARTIES means the MHC, the Bank and the Holding Company.

     PROSPECTUS means the one or more documents to be used in offering the Common Stock in the Offering.

     PROXY STATEMENT means the document used to solicit approval of the Plan by Voting Members.

     PUBLIC OFFERING means underwritten firm commitment offering to the public through one or more underwriters.

     QUALIFYING DEPOSIT means the aggregate balance of all Deposit Accounts in the Bank of (i) an Eligible Account Holder at the close of Business on the Eligibility Record Date, provided such aggregate balance is not less than $50.00, and (ii) a Supplemental Eligible Account Holder at the close of business on the Supplemental Eligibility Record Date, provided such aggregate balance is not less than $50.00.

     SEC means the Securities and Exchange Commission.

     SPECIAL MEETING OF MEMBERS means the Special Meeting of Voting Members called for the purpose of submitting this Plan to the Members for their approval, including any adjournments of such meeting.

     SPECIAL MEETING OF STOCKHOLDERS means the Special Meeting of Stockholders of the Bank called for the purpose of submitting this Plan to the Bank Common Stock for their approval, including any adjournments of such meeting.

     SUBSCRIPTION OFFERING means the offering of the Common Stock to Participants.

     SUBSCRIPTION RIGHTS means nontransferable rights to subscribe for Common Stock granted to Participants pursuant to the terms of this Plan.

     SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDER means any Person, except directors and Officers of the MHC or the Bank and their Associates, holding a Qualified Deposit at the close of business on the Supplemental Eligibility Record Date.

     SUPPLEMENTAL ELIGIBILITY RECORD DATE, if applicable, means the date for determining Supplemental Eligibility Account Holders and shall be required if the Eligibility Record Date is more than 15 months prior to the date of the approval of the Conversion and Reorganization by the OTS. If applicable, the Supplemental Eligibility Record Date shall be the last day of the calendar quarter preceding OTS approval of the Conversion and Reorganization.

     SYNDICATED COMMUNITY OFFERING means the offering for sale by a syndicate of broker-dealer to the general public of shares of Common Stock not purchased in the Subscription Offering and the Community Offering.

     TAX-QUALIFIED EMPLOYEE STOCK BENEFIT PLAN means any defined benefit plan or defined contribution plan, such as an employee sock ownership plan, stock bonus plan, profit-sharing plan or other plan, which is established for the benefit of the employees of the Holding Company and/or the bank and any Affiliate thereof and which, with its related trust, meets the requirements to be "qualified" under Section 401 of the Code as from time to time in effect. A "Non-Tax Qualified Employee Stock Benefit Plan" is any defined benefit plan or defined contribution stock benefit plan that is not so qualified.

     VOTING MEMBER means a person who, at the close of business on the Voting Record Date, is entitled to vote as a Member of the MHC in accordance with its mutual charter and bylaws.

     VOTING RECORD DATE means the date or dates for determining the eligibility of Member to vote at the Special Meeting.

3.   GENERAL PROCEDURE FOR THE CONVERSION AND REORGANIZATION.

     A.   STEPS FOR CONVERSION AND REORGANIZATION; REGULATORY FILINGS

               i. After the Bank's organization of the Holding Company and the receipt of all requisite regulatory approvals, the Holding Company will form Interim A as its wholly owned subsidiary and the Board of Directors of Interim A shall adopt the Plan of Merger included as Exhibit B hereto by at least a two-thirds vote. The Holding Company shall approve such Plan of Merger in its capacity as the sole stockholder of Interim A.

               ii. An application for the Conversion and Reorganization, including the Plan and all other requisite material (the "Application for Conversion"), shall be submitted to the OTS for approval. The MHC and the Bank also will cause notice of the adoption of the Plan by the Boards of Directors of the MHC and the Bank to be given by publication in a newspaper having general circulation in each community in which an office of Bank is located and will cause copies of the Plan to be made available at each office of the MHC and the Bank for inspection by Members and the Bank's stockholders. The MHC and the Bank will again cause to be published, in accordance with the requirements of applicable regulations of the OTS, a notice of the filing with the OTS of an application to convert the MHC from mutual to stock form and will post the notice of the filing for the Application for Conversion in each of their offices.

               iii. Promptly following receipt of requisite approval of the OTS, the Plan will be submitted to the Voting Members for their consideration and approval at the Special Meeting of Members. The MHC may, at its option, mail to all Voting Members, at their last known address appearing on the records of the MHC and the Bank, the Proxy

                     Statement. The Holding Company also shall mail to all such Members (as well as other Participants) a Prospectus and Order Form for the purchase of Common Stock, subject to the provisions of Section 11 and Section 13 hereof. In addition, all such Members will receive, or be given the opportunity to request by returning a postage-prepaid card that will be distributed with the Proxy Statement, letter or other written communication, a copy of the articles of incorporation and bylaws of the Holding Company.

               iv. Subscription Rights to purchase shares of Common Stock will be issued without payment therefor to Eligible Account Holders, the Tax-Qualified Employee Stock Benefit Plan, Supplemental Eligible Account Holders and Other Members, as set forth in Sections 5 through 8 hereof.

               v. The Bank shall file preliminary proxy materials with the OTS to seek the approval of the Plan by its stockholders. Promptly following clearance of such proxy materials and the receipt of any other requisite approval of the OTS, the Bank will mail definitive proxy materials to all stockholders as of the Voting Record Date, at their last known address appearing on the records of the Bank, for their consideration and approval of this Plan at the Special Meeting of Stockholders.

               vi. The Holding Company shall submit or cause to be submitted a holding company application to the OTS for approval of the acquisition of the Bank. Such application also shall include an application to form Interim A. In addition, an application to merge the MHC (following its conversion into an interim federal stock savings association) and the Bank and an application to merge Interim A and the Bank shall be filed with the OTS, either as exhibits to the holding company application or separately. All notices required to be published in connection with such applications shall be published at the times required.

               vii. The Holding Company shall file a Registration Statement with the SEC to register the Holding Company Common Stock to be issued in the Conversion and Reorganization under the Securities Act of 1933, as amended, and shall register such Holding Company Common Stock under any applicable state securities laws. Upon registration and after the receipt of all required regulatory approvals, the Common Stock shall be first offered for sale in a Subscription Offering to Eligible Account Holders, the Tax-Qualified Employee Stock Benefit Plan, Supplemental Eligible Account Holders, if any, and Other Members. It is anticipated that any shares of Common Stock remaining unsold after the Subscription Offering will be sold through a Community Offering, a Syndicated Community Offering and/or a Public Offering. The purchase price per share for the Common Stock shall be a uniform price determined in accordance with Section 4 hereof and shall be set forth in the Prospectus. The Holding Company shall contribute to the Bank an amount of fifty percent (50%) of the net proceeds received by the Holding Company from the sale of Common Stock.

               viii. The Articles of Incorporation of the Holding Company shall read in the form of Exhibit C.

               ix. The home office and branch offices of the Bank shall be unaffected by the Conversion and Reorganization. The executive offices of the Holding Company shall be located at the current offices of the MHC.

               x. Each Deposit Account of the Bank at the effective date shall remain a Deposit Account in the Bank for the same amount and subject to the same terms and conditions applicable to such Deposit Account before the Conversion and Reorganization.

     B.   VOTES REQUIRED FOR CONSUMMATION OF CONVERSION AND REORGANIZATION

     This Plan was adopted by the Boards of Directors of the MHC and the Bank on December 21, 2005.

     This Plan is subject to the approval of the OTS and must be adopted by (1) at least a majority of the total number of votes eligible to be cast by Voting Members at the Special Meeting of Members, (2) holders of at least two-thirds of the shares of outstanding Bank Common Stock, at the Special Meeting of Stockholders, and (3) by the holders of at least a majority of the outstanding shares of Bank Common Stock owned by Minority Stockholders.

     C.   CONSUMMATION OF CONVERSION AND REORGANIZATION

     The effective date of the Conversion and Reorganization shall be the date set forth in Section 27 hereof.

     Upon the effective date, the following transactions shall occur:

               i. The MHC shall convert from a mutual holding company to an interim federal stock savings association and simultaneously merge with and into the Bank in the MHC Merger, with the Bank being the surviving institution. As a result of the MHC Merger, (x) the shares of Bank Common Stock held by the MHC (following its conversion to an interim federal stock savings association) shall be extinguished, and (y) Members of the MHC will be granted interests in the liquidation account to be established by the Bank pursuant to Section 15 hereof.

               ii. Interim A shall merge with and into the Bank pursuant to the Bank Merger, with the Bank being the surviving institution. As a result of the Bank Merger, (x) the shares of Bank Common Stock held by the Bank shall be extinguished; (y) the shares of Bank Common Stock held by the Minority Stockholders shall be converted into the right to receive shares of Holding Company Common Stock based upon the Exchange Ratio, plus cash in lieu of any fractional share interest based upon the Actual Purchase Price; and (z) the shares of common stock of Interim A held by the Holding Company shall be converted into shares of Bank Common Stock on a one-for-one basis, with the result that the Bank shall become a wholly owned subsidiary of the Holding Company. In addition, as a result of the Bank Merger, options to purchase shares of Bank Common Stock that are outstanding immediately before consummation of the Conversion and Reorganization shall be converted into options to purchase shares of Holding Company Common Stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the Exchange Ratio so that the aggregate exercise price remains unchanged, and with the duration of the option remaining unchanged.

               iii. The Holding Company shall sell the Common Stock in the
                    Offerings, as provided herein.

     D.   RETENTION OF INVESTMENT BANKERS AND FINANCIAL ADVISORS

     The Primary Parties may retain and pay for the services of financial and other advisors and investment bankers to assist in connection with any or all aspects of the Conversion and Reorganization, including in connection with the Offerings the payment of fees to brokers and investment bankers for assisting Persons in completing and/or submitting Order Forms. All fees, expenses, retainers and similar items shall be reasonable.

4.   TOTAL NUMBER OF SHARES AND PURCHASE PRICE OF COMMON STOCK.

     a. The aggregate price at which shares of Common Stock shall be sold in the Offerings shall be based on a pro forma valuation of the aggregate market value of the Common Stock prepared by the Independent Appraiser. The valuation shall be based on financial information relating to the Primary Parties, market, financial and economic conditions, a comparison of the Primary Parties with selected publicly held financial institutions and holding companies and with comparable financial institutions and holding companies and such other factors as the Independent Appraiser may deem to be important, including, but not limited to, the projected operating results and financial condition of the Holding Company and the Bank. The valuation shall be stated in terms of an Estimated Price Range, the maximum of which shall be no more than 15% above the average of the minimum and maximum of such price range and the minimum of which shall be no more than 15% below such average. The valuation shall be updated during the Conversion and Reorganization as market and financial conditions warrant and as may be required by the OTS.

     b. Based upon the independent valuation, the Boards of Directors of the Primary Parties shall fix the Initial Purchase Price and the number of shares of Common Stock to be offered in the Offerings. The purchase price per share for the Common Stock shall be a uniform price determined in accordance with applicable OTS rules and regulations. The Actual Purchase Price and the total number of shares of Common Stock to be issued in the Offerings shall be determined by the Boards of Directors of the Primary Parties upon conclusion of the Offerings in consultation with the Independent Appraiser and any financial advisor or investment banker retained by the Primary Parties in connection with such Offerings.

     c. Subject to the approval of the OTS, the Estimated Price Range may be increased or decreased to reflect market, financial and economic conditions before completion of the Conversion and Reorganization, and under such circumstances the Primary Parties may increase or decrease the total number of shares of Common Stock to be issued in the Offerings to reflect any such change. Notwithstanding anything to the contrary contained in this Plan, no resolicitation of subscribers shall be required and subscribers shall not be permitted to modify or cancel their subscriptions unless the gross proceeds from the sale of the Common Stock in the Offerings are less than the minimum or more than 15% above the maximum of the Estimated Price Range set forth in the Prospectus. In the event of an increase in the total number of shares offered in the Offerings due to an increase in the Estimated Price Range, the priority of share allocation shall be as set forth in this Plan.

5.   SUBSCRIPTION RIGHTS OF ELIGIBLE ACCOUNT HOLDERS (FIRST PRIORITY).

     a. Each Eligible Account Holder shall receive, as first priority and without payment, Subscription Rights to purchase up to the greater of
          (i) $75,000 of Common Stock (or such maximum purchase limitation as may be established for the Community Offering and/or Syndicated Community Offering), (ii) one-tenth of 1% of the total offering of shares in the Subscription Offering, or (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock offered in the Subscription Offering by a fraction, of which the numerator is the amount of the Qualifying Deposits of the Eligible Account Holder and the denominator is the total amount of all Qualifying Deposits of all Eligible Account Holders, in each case subject to Sections 10 and 13 hereof.

     b. In the event of an oversubscription for shares of Common Stock pursuant to Section 5(a), available shares shall be allocated among subscribing Eligible Account Holders so as to permit each such Eligible Account Holder, to the extent possible, to purchase a number of shares that will make his or her total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Any available shares remaining after each subscribing Eligible Account Holder has been allocated the lesser of the number of shares subscribed for or 100 shares shall be allocated among the subscribing Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the Qualifying Deposit of each such subscribing Eligible Account Holder bears to the total Qualifying Deposits of all such subscribing Eligible Account Holders whose orders are unfilled, provided that no fractional shares shall be issued.

     c. Subscription Rights of Eligible Account Holders who are also directors or Officers of the Holding Company or the Bank and their Associates shall be subordinated to those of other Eligible Account Holders to the extent that they are attributable to increased deposits during the one-year period preceding the Eligibility Record Date.

6. SUBSCRIPTION RIGHTS OF TAX-QUALIFIED EMPLOYEE STOCK BENEFIT PLANS (SECOND PRIORITY).

     Tax-Qualified Employee Stock Benefit Plans shall receive, without payment, Subscription Rights to purchase in the aggregate up to 10% of the Common Stock sold in the Offerings, including any shares of Common Stock to be issued as a result of an increase in the Estimated Price Range after commencement of the Subscription Offering and before completion of the Conversion and Reorganization. The Subscription Rights granted to Tax-Qualified Employee Stock Benefit Plans shall be subject to the availability of shares of Common Stock after taking into account the shares of Common Stock purchased by Eligible Account Holders; provided, however, that if the total number of shares of Common Stock is increased to any amount greater than the number of shares representing the maximum of the Estimated Price Range as set forth in the Prospectus (the "Maximum Shares"), the ESOP shall have a priority right to purchase any such shares exceeding the Maximum Shares up to an aggregate of 10% of Common Stock sold in the Offerings. Shares of Common Stock purchased by any individual participant ("Plan Participant") in a Tax-Qualified Employee Stock Benefit Plan using funds therein pursuant to the exercise of Subscription Rights granted to such Participant in his individual capacity as an Eligible Account Holder and/or Supplemental Eligible Account Holder and/or purchases by such Plan Participant in the Community Offering shall not be deemed to be purchases by a Tax-Qualified Employee Stock Benefit Plan for purposes of calculating the maximum amount of Common Stock that Tax-Qualified Employee Stock Benefit Plans may purchase pursuant to the first sentence of this Section 6 if the individual Plan Participant controls or directs the investment authority with respect to such account or subaccount. Consistent with applicable laws and regulations and policies and practices of the OTS, the Tax-Qualified Employee Stock Benefit Plans may use funds contributed by the Holding Company or the Bank and/or borrowed from an independent financial institution to exercise such Subscription Rights, and the Holding Company and the Bank may make scheduled discretionary contributions thereto, provided that such contributions do not cause the Bank to fail to meet any applicable regulatory capital requirement.

     The Tax-Qualified Employee Stock Benefit Plans shall not be deemed to be an Associate or Affiliate of, or Person Acting in Concert with, any Management Person.

7.   SUBSCRIPTION RIGHTS OF SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDERS (THIRD
     PRIORITY).

     a. In the event that the Eligibility Record Date is more than 15 months before the date of OTS approval of the Plan, then, and only in that event, a Supplemental Eligibility Record Date shall be set and each Supplemental Eligible Account Holder shall receive, without payment, Subscription Rights to purchase up to the greater of (i) $75,000 of Common Stock (or such maximum purchase limitation as may be established for the Community Offering and/or Syndicated Community Offering), (ii) one-tenth of 1% of the total offering of shares in the Subscription Offering or (iii) 15 times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock offered in the Subscription Offering by a fraction, of which the numerator is the amount of the Qualifying Deposits of the Supplemental Eligible Account Holder and the denominator is the total amount of all Qualifying Deposits of all Supplemental Eligible Account Holders, in each case subject to Sections 10 and 13 hereof and the availability of shares of Common Stock for purchase after taking into account the shares of Common Stock purchased by Eligible Account Holders and Tax-Qualified Employee Stock Benefit Plans through the exercise of Subscription Rights under Sections 5 and 6 hereof.

     b. In the event of an oversubscription for shares of Common Stock pursuant to Section 7(a) above, available shares shall be allocated among subscribing Supplemental Eligible Account Holders so as to permit each such Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his or her total allocation (including the number of shares, if any, allocated in accordance with Section 5(a)) equal to the lesser of the number of shares subscribed for or 100 shares. Any remaining available shares shall be allocated among subscribing Supplemental Eligible Account Holders whose subscriptions remain unsatisfied in the proportion that the amount of their respective Qualifying Deposits bears to the total amount of the Qualifying Deposits of all such subscribing Supplemental Eligible Account Holders whose orders are unfilled, provided that no fractional shares shall be issued.

8.   SUBSCRIPTION RIGHTS OF OTHER MEMBERS (FOURTH PRIORITY).

     a. Each Other Member shall receive, without payment, Subscription Rights to purchase up to the greater of (i) $75,000 of Common Stock (or such maximum purchase limitation as may be established for the Community Offering and/or Syndicated Community Offering) or (ii) one-tenth of 1% of the total offering of shares in the Subscription Offering, subject to Sections 10 and 13 hereof and the availability of shares of Common Stock for purchase after taking into account the shares of Common Stock purchased by Eligible Account Holders, Tax-Qualified Employee

          Stock Benefit Plans and Supplemental Eligible Account Holders, if any, through the exercise of Subscription Rights under Sections 5, 6 and 7 hereof.

     b. If, pursuant to this Section 8, Other Members subscribe for a number of shares of Common Stock in excess of the total number of shares of Common Stock remaining, available shares shall be allocated among subscribing Other Members so as to permit each such Other Member, to the extent possible, to purchase a number of shares which will make his or her total allocation equal to the lesser of the number of shares subscribed for or 100 shares. Any remaining available shares shall be allocated among subscribing Other Members whose subscriptions remain unsatisfied on a pro rata basis in the same proportion as each such Other Member's subscription bears to the total subscriptions of all such subscribing Other Members, provided that no fractional shares shall be issued.

9. COMMUNITY OFFERING, SYNDICATED COMMUNITY OFFERING, PUBLIC OFFERING AND OTHER OFFERINGS.

     a. If less than the total number of shares of Common Stock offered by the Holding Company are sold in the Subscription Offering, it is anticipated that all remaining shares of Common Stock shall, if practicable, be sold in a Community Offering. Subject to the requirements set forth herein, the manner in which the Common Stock is sold in the Community Offering shall have as its objective the achievement of the widest possible distribution of such stock.

     b. In the event of a Community Offering, all shares of Common Stock that are not subscribed for in the Subscription Offering shall be offered for sale by means of a direct community marketing program, which may provide for the use of brokers, dealers or investment banking firms experienced in the sale of financial institution securities. Any available shares in excess of those not subscribed for in the Subscription Offering will be available for purchase by members of the general public to whom a Prospectus is delivered by the Holding Company or on its behalf, with preference given first to Minority Stockholders and second to natural persons and trusts of natural persons residing in Clay, Clinton, Platte and Jackson Counties in Missouri ("Preferred Subscribers").

     c. A Prospectus and Order Form shall be furnished to such Persons as the Primary Parties may select in connection with the Community Offering, and each order for Common Stock in the Community Offering shall be subject to the absolute right of the Primary Parties to accept or reject any such order in whole or in part either at the time of receipt of an order or as soon as practicable following completion of the Community Offering. Available shares will be allocated first to each Preferred Subscriber whose order is accepted in an amount equal to the lesser of 100 shares or the number of shares subscribed for by each such Preferred Subscriber, if possible. Thereafter, unallocated shares shall be allocated among the Preferred Subscribers whose accepted orders remain unsatisfied in the same proportion that the unfilled order bears to the total unfilled orders of all Preferred Subscribers whose accepted orders remain unsatisfied, provided that no fractional shares shall be issued. If there are any shares remaining after all accepted orders by Preferred Subscribers have been satisfied, such remaining shares shall be allocated to other members of the general public who purchase in the Community Offering, applying the same allocation described above for Preferred Subscribers.

     d. The amount of Common Stock that any Person may purchase in the Community Offering shall not exceed $75,000 of Common Stock; provided, however, that this amount may be increased to up to 5% of the total offering of shares of Common Stock or decreased to less than $75,000, subject to any required regulatory approval but without the further approval of Members or the Bank's stockholders or the resolicitation of subscribers; and provided further that, to the extent applicable, and subject to the preferences set forth in Section 9(b) and (c) of this Plan and the limitations on purchases of Common Stock set forth in this Section 9(d) and Section 10 of this Plan, orders for Common Stock in the Community Offering shall first be filled to a maximum of 2% of the total number of shares of Common Stock sold in the Offerings and thereafter any remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled, provided no fractional shares shall be issued. The Primary Parties may commence the Community Offering concurrently with, at any time during, or as soon as practicable after the end of, the Subscription Offering, and the Community Offering must be completed within 45 days after the completion of the Subscription Offering, unless extended by the Primary Parties with any required regulatory approval.

     e. Subject to such terms, conditions and procedures as may be determined by the Primary Parties, all shares of Common Stock not subscribed for in the Subscription Offering or ordered in the Community Offering may be sold by a syndicate of broker-dealers to the general public in a Syndicated Community Offering. Each order for Common Stock in the Syndicated Community Offering shall be subject to the absolute right of the Primary Parties to accept or reject any such order in whole or in part either at the time of receipt of an order or as soon as practicable after completion of the Syndicated Community Offering. The amount of Common Stock that any Person may purchase in the Syndicated Community Offering shall not exceed $75,000 of Common Stock, provided, however, that this amount may be increased to up to 5% of the total offering of shares of Common Stock or decreased to less than $75,000, subject to any required regulatory approval but without the further approval of Members or the Bank's stockholders or the resolicitation of subscribers; and provided further that, to the extent applicable, and subject to the limitations on purchases of Common Stock set forth in this Section 9(e) and Section 10 of this Plan, orders for Common Stock in the Syndicated Community Offering shall first be filled to a maximum of 2% of the total number of shares of Common Stock sold in the Offerings and thereafter any remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled, provided no fractional shares shall be issued. The Primary Parties may commence the Syndicated Community Offering concurrently with, at any time during, or as soon as practicable after the end of, the Subscription Offering and/or Community Offering, and the

          Syndicated Community Offering must be completed within 45 days after the completion of the Subscription Offering, unless extended by the Primary Parties with any required regulatory approval.

     f. The Primary Parties may sell any shares of Common Stock remaining following the Subscription Offering, Community Offering and/or the Syndicated Community Offering in a Public Offering. The provisions of
          Section 10 hereof shall not be applicable to the sales to underwriters for purposes of the Public Offering but shall be applicable to sales by the underwriters to the public. The price to be paid by the underwriters in such an offering shall be equal to the Actual Purchase Price less an underwriting discount to be negotiated among such underwriters and the Primary Parties, subject to any required regulatory approval or consent.

     g. If, for any reason, a Syndicated Community Offering or Public Offering of shares of Common Stock not sold in the Subscription Offering and the Community Offering cannot be effected, or if any insignificant residue of shares of Common Stock is not sold in the Subscription Offering, Community Offering or Syndicated Community Offering, the Primary Parties shall use their best efforts to obtain other purchasers for such shares in such manner and upon such conditions as may be satisfactory to the OTS.

10.  LIMITATIONS ON SUBSCRIPTIONS AND PURCHASE OF COMMON STOCK.

     The following limitations shall apply to all purchases of Common Stock in the Offerings:

          a. The maximum amount of Common Stock that may be subscribed for or purchased in all categories in the Offerings by any Person, together with any Associate or group of Persons Acting in Concert, shall not exceed $300,000 except for Tax-Qualified Employee Stock Benefit Plans.

          b. The maximum number of shares of Common Stock that may be purchased in the Conversion and Reorganization by the ESOP shall not exceed 8% and all Tax-Qualified Employee Stock Benefit Plans shall not exceed 10% of the total number of shares of Holding Company Common Stock issued in the Conversion and Reorganization, in each instance, including any shares which may be issued in the event of an increase in the maximum of the Estimated Price Range to reflect changes in market, financial and economic conditions after commencement of the Subscription Offering and before completion of the Offerings; provided, however, that purchases of Common Stock that are made by Plan Participants pursuant to the exercise of Subscription Rights granted to such Plan Participant in his or her individual capacity as a Participant or purchases by a Plan Participant in the Community Offering using the funds thereof held in Tax-Qualified Employee Stock Benefit Plans shall not be deemed to be purchases by a Tax-Qualified Employee Stock Benefit Plan for purposes of this Section 10(b).

          c. Except in the case of Tax-Qualified Employee Stock Benefit Plans, as set forth in Section 10(b) hereof, and certain Eligible Account Holders and Supplemental Eligible Account Holders, as set forth in Sections 5(a)(ii) and (iii) and 7(a)(ii) and (iii) hereof, and in addition to the other restrictions and limitations set forth herein, the maximum amount of Holding Company Common Stock that any Person together with any Associate or group of Persons Acting in Concert may, directly or indirectly, subscribe for or purchase in the Conversion and Reorganization, when combined with Exchange Shares received (which, for this purpose, shall not include any shares held in any of the Tax Qualified Employee Stock Benefit Plans or Non-Tax Qualified Stock Benefit Plans of the Holding Company or the Association), shall not exceed 4.0% of the total number of shares of Holding Company Common Stock issued in the Conversion and Reorganization.

          d. The number of shares of Common Stock that directors and Officers of the Primary Parties and their Associates may purchase in the aggregate in the Offerings shall not exceed 31% of the total number of shares of Common Stock sold in the Offerings, including any shares that may be issued in the event of an increase in the maximum of the Estimated Price Range to reflect changes in market, financial and economic conditions after commencement of the Subscription Offering and before completion of the Offerings.

          e. No Person may purchase fewer than 25 shares of Common Stock in the Offerings, to the extent such shares are available; provided, however, that if the Actual Purchase Price is greater than $20.00 per share, such minimum number of shares shall be adjusted so that the aggregate Actual Purchase Price for such minimum shares will not exceed $500.00.

          f. For purposes of the foregoing limitations and the determination of Subscription Rights, (i) directors, Officers and employees of the Primary Parties or their subsidiaries shall not be deemed to be Associates or a group Acting in Concert solely as a result of their capacities as such, (ii) shares purchased by Tax-Qualified Employee Stock Benefit Plans shall not be attributable to the individual trustees or beneficiaries of any such plan for purposes of determining compliance with the limitations set forth in Section 10(c) or Section 10(d) hereof, (iii) Exchange Shares shall be valued at the Actual Purchase Price, and (iv) shares purchased by a Tax-Qualified Employee Stock Benefit Plan pursuant to instructions of an individual in an account in such plan in which the individual has the right to direct the investment, including any plan of the Bank qualified plan under Section 401(k) of the Code, shall be aggregated and included in that individual's purchases and not attributed to the Tax-Qualified Employee Stock Benefit Plan.

          g. Subject to any required regulatory approval and the requirements of applicable laws and regulations, but without further approval of the Members or the

               Bank's stockholders, the Primary Parties may increase or decrease any of the individual or aggregate purchase limitations set forth herein to a percentage which does not exceed 5% of the total offering of shares of Holding Company Common Stock in the Conversion and Reorganization whether before, during or after the Subscription Offering, Community Offering and/or Syndicated Community Offering. If an individual purchase limitation is increased after commencement of the Subscription Offering or any other offering, the Primary Parties shall permit any Person who subscribed for the maximum number of shares of Common Stock to purchase an additional number of shares, so that such Person shall be permitted to subscribe for the then maximum number of shares permitted to be subscribed for by such Person, subject to the rights and preferences of any Person who has priority Subscription Rights. If any of the individual or aggregate purchase limitations are decreased after commencement of the Subscription Offering or any other offering, the orders of any Person who subscribed for more than the new purchase limitation shall be decreased by the minimum amount necessary so that such Person shall be in compliance with the then maximum number of shares permitted to be subscribed for by such Person.

          h. The Primary Parties shall have the right to take all such action as they may, in their sole discretion, deem necessary, appropriate or advisable to monitor and enforce the terms, conditions, limitations and restrictions contained in this
               Section 10 and elsewhere in this Plan and the terms, conditions and representations contained in the Order Form, including, but not limited to, the absolute right (subject only to any necessary regulatory approvals or concurrences) to reject, limit or revoke acceptance of any subscription or order and to delay, terminate or refuse to consummate any sale of Common Stock that they believe might violate, or is designed to, or is any part of a plan to, evade or circumvent such terms, conditions, limitations, restrictions and representations. Any such action shall be final, conclusive and binding on all persons, and the Primary Parties and their respective Boards shall be free from any liability to any Person on account of any such action.

          i. Notwithstanding anything to the contrary contained in this Plan and except as may otherwise be required by the OTS, the Minority Stockholders will not have to sell any Bank Common Stock or be limited in receiving Exchange Shares even if their ownership of Bank Common Stock when converted into Exchange Shares would exceed an applicable purchase limitation; provided, however, that a Minority Stockholder who would exceed an applicable purchase limitation may be precluded from purchasing Common Stock in the Offerings.

11. TIMING OF SUBSCRIPTION OFFERING; MANNER OF EXERCISING SUBSCRIPTION RIGHTS AND ORDER FORMS.

     a. The Offerings shall be conducted in compliance with 12 C.F.R. part 563g and, to the extent applicable, Form OC. The Subscription Offering may be commenced concurrently with or at any time after the mailing of the Proxy Statement to Voting Members and the proxy materials to the Bank's stockholders. The Subscription Offering may be closed before the Special Meeting of Members and the Special Meeting of Stockholders, provided that the offer and sale of the Common Stock shall be conditioned upon the approval of the Plan by the Voting Members at the Special Meeting of Members and by the Bank's stockholders at the Special Meeting of Stockholders.

     b. The exact timing of the commencement of the Subscription Offering shall be determined by the Primary Parties in consultation with the Independent Appraiser and any financial or advisory or investment banking firm retained by them in connection with the Conversion and Reorganization. The Primary Parties may consider a number of factors, including, but not limited to, their current and projected future earnings, local and national economic conditions, and the prevailing market for stocks in general and stocks of financial institutions in particular. The Primary Parties shall have the right to withdraw, terminate, suspend, delay, revoke or modify any such Subscription Offering, at any time and from time to time, as they in their sole discretion may determine, without liability to any Person, subject to compliance with applicable securities laws and any necessary regulatory approval or concurrence.

     c. Promptly after the SEC has declared the Registration Statement, which includes the Prospectus, effective and all required regulatory approvals have been obtained, the Primary Parties shall, distribute or make available the Prospectus, together with Order Forms for the purchase of Common Stock, to all Participants for the purpose of enabling them to exercise their respective Subscription Rights, subject to Section 13 hereof.

     d. Account Holder and any Supplemental Eligible Account Holder may be furnished, irrespective of the number of Deposit Accounts maintained with the Bank on the Eligibility Record Date and Supplemental Eligibility Record Date, respectively. No person holding a Subscription Right may exceed any otherwise applicable purchase limitation by submitting multiple orders for Common Stock. Multiple orders are subject to adjustment, as appropriate, on a pro rata basis and deposit balances will be divided equally among such orders in allocating shares in the event of an oversubscription.

     e. The recipient of an Order Form shall have no less than 20 days and no more than 45 days from the date of mailing of the Order Form (with the exact termination date to be set forth on the Order Form) to properly complete and execute the Order Form and deliver it to the Primary Parties. The Primary Parties may extend such period by such amount of time as they determine is appropriate. Failure of any Participant to deliver a properly executed Order Form to the Primary Parties, along with full payment (or authorization for full payment by withdrawal) for the shares of Common Stock subscribed for, within the time limits prescribed, shall be deemed a waiver and release by such person of any rights to subscribe for shares of Common Stock. Each Participant shall be required to confirm to the Primary Parties by executing an Order Form that such Person has fully complied with all of the terms, conditions, limitations and restrictions in the Plan.

     f. The Primary Parties shall have the absolute right, in their sole discretion and without liability to any Participant or other Person, to reject any Order Form, including, but not limited to, any Order Form that is (i) improperly completed or executed; (ii) not timely received; (iii) not accompanied by the proper and full payment (or authorization of withdrawal for full payment) or, in the case of institutional investors in the Community Offering, not accompanied by an irrevocable order together with a legally binding commitment to pay the full amount of the purchase price at any time prior to 48 hours before the completion of the Offerings; or (iv) submitted by a Person whose representations the Primary Parties believe to be false or who they otherwise believe, either alone, or Acting in Concert with others, is violating, evading or circumventing, or intends to violate, evade or circumvent, the terms and conditions of the Plan. Furthermore, if Order Forms (i) are not delivered and are returned to the Primary Parties by the United States Postal Service or the Primary Parties are unable to locate the addressee, or (ii) are not mailed pursuant to a "no mail" order placed in effect by the account holder, the Subscription Rights of the Person to which such rights have been granted will lapse as though such Person failed to return the contemplated Order Form within the time period specified thereon. The Primary Parties may, but will not be required to, waive any irregularity on any Order Form or may require the submission of corrected Order Forms or the remittance of full payment for shares of Common Stock by such date as they may specify. The interpretation by the Primary Parties of the terms and conditions of the Order Forms shall be final and conclusive.

12.  PAYMENT FOR COMMON STOCK.

     a. Payment for shares of Common Stock subscribed for by Participants in the subscription Offering and payment for shares of Common Stock ordered by Persons in the Community Offering shall be equal to the Initial Purchase Price multiplied by the number of shares that are being subscribed for or ordered, respectively. Such payment may be made in cash, if delivered in person, or by check, bank draft or money order at the time the Order Form is delivered, provided that checks will only be accepted subject to collection. The Primary Parties may, in their sole discretion, permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for such shares of Common Stock for which they subscribe in the Community Offering at any time prior to the 48 hours before the completion of the Conversion and Reorganization. The Primary Parties, in their sole and absolute discretion, may also elect to receive payment for shares of Common Stock by wire transfer. In addition, the Primary Parties may elect to provide Participants and/or other Persons who have a Deposit Account with the Bank the opportunity to pay for shares of Common Stock by authorizing the Bank to withdraw from such Deposit Account an amount equal to the aggregate Initial Purchase Price of such shares. Payment may also be made by a Participant using funds held for such Participant's benefit by a Bank Benefit Plan to the extent that such plan allows participants or any related trust established for the benefit of such participants to direct that some or all of their individual accounts or sub-accounts be invested in Common Stock. If the Actual Purchase Price is less than the Initial Purchase Price, the Primary Parties shall refund the difference to all Participants and other Persons, unless the Primary Parties choose to provide Participants and other Persons the opportunity on the Order Form to elect to have such difference applied to the purchase of additional whole shares of Common Stock. If the Actual Purchase Price is more than the Initial Purchase Price, the Primary Parties shall reduce the number of shares of Common Stock ordered by Participants and other Persons and refund any remaining amount that is attributable to a fractional share interest, unless the Primary Parties chooses to provide Participants and other Persons the opportunity to increase the Actual Purchase Price submitted by them.

     b. Notwithstanding the above, if the Tax-Qualified Employee Stock Benefit Plans subscribe for shares during the Subscription Offering, such plans will not be required to pay for the shares at the time they subscribe but rather may pay for such shares of Common Stock subscribed for by such plans at the Actual Purchase Price upon consummation of the Offerings, provided that, in the case of the employee stock ownership plan, there is in force from the time of its subscription until the consummation of the Offerings, a loan commitment to lend to the employee stock ownership plan, at such time, the aggregate price of the shares for which it subscribed.

     c. If a Participant or other Person authorizes the Bank to withdraw the amount of the Initial Purchase Price from his or her Deposit Account, the Bank shall have the right to make such withdrawal or to freeze funds equal to the aggregate Initial Purchase Price upon receipt of the Order Form. Notwithstanding any regulatory provisions regarding penalties for early withdrawals from certificate accounts, the Bank may allow payment by means of withdrawal from certificate accounts without the assessment of such penalties. In the case of an early withdrawal of only a portion of such account, the certificate evidencing such account shall be canceled if any applicable minimum balance requirement ceases to be met. In such case, the remaining balance will earn interest at the regular passbook rate. However, where any applicable minimum balance is maintained in such certificate account, the rate of return on the balance of the certificate account shall remain the same as before such early withdrawal. This waiver of the early withdrawal penalty applies only to withdrawals made in connection with the purchase of Common Stock and is entirely within the discretion of the Primary Parties.

     d. The Bank shall pay interest, at not less than the Bank's passbook rate, for all amounts paid in cash, by check, bank draft or money order to purchase shares of Common

          Stock in the Subscription Offering and the Community Offering from the date payment is received until the date the Conversion and Reorganization is completed or terminated.

     e. The Holding Company will not offer or sell any of the Common Stock proposed to be issued to any Person whose purchase would be financed by funds loaned, directly or indirectly, to the Person by the Bank.

     f. Each share of Common Stock shall be non-assessable upon payment in full of the Actual Purchase Price.

13.  ACCOUNT HOLDERS IN NONQUALIFIED STATES OR FOREIGN COUNTRIES.

          The Primary Parties shall make reasonable efforts to comply with the securities laws of all jurisdictions in the United States in which Participants reside. However, no Participant will be offered or receive any Common Stock under the Plan if such Participant resides in a foreign country or resides in a jurisdiction of the United States with respect to which any of the following apply: (a) there are few Participants otherwise eligible to subscribe for shares under this Plan who reside in such jurisdiction; (b) the granting of Subscription Rights or the offer or sale of shares of Common Stock to such Participants would require any of the Primary Parties or their respective directors and Officers, under the laws of such jurisdiction, to register as a broker-dealer, salesman or selling agent or to register or otherwise qualify the Common Stock for sale in such jurisdiction, or any of the Primary Parties would be required to qualify as a foreign corporation or file a consent to service of process in such jurisdiction; or (c) such registration, qualification or filing in the judgment of the Primary Parties would be impracticable or unduly burdensome for reasons of cost or otherwise.

14.  VOTING RIGHTS OF STOCKHOLDERS.

          Following consummation of the Conversion and Reorganization, voting rights with respect to the Bank shall be held and exercised exclusively by the Holding Company as holder of all of the Bank's outstanding voting capital stock, voting rights with respect to the Holding Company shall be held and exercised exclusively by the holders of the Holding Company's voting capital stock.

15.  LIQUIDATION ACCOUNT.

     a. At the time of the MHC Merger, the Bank shall establish a liquidation account in an amount equal to the percentage of the outstanding shares of the common stock of the Bank owned by the MHC before the Bank Merger, multiplied by the Bank's total stockholders' equity as reflected in its latest statement of financial condition contained in the final Prospectus utilized in the Conversion and Reorganization. The function of the liquidation account will be to preserve the rights of certain holders of Deposit Accounts in the Bank who maintain such accounts in the Bank following the

          Conversion and Reorganization to a priority to distributions in the unlikely event of a liquidation of the Bank subsequent to the Conversion and Reorganization.

     b. The liquidation account shall be maintained for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders, if any, who maintain their Deposit Accounts in the Bank after the Conversion and Reorganization. Each such account holder will, with respect to each Deposit Account held, have a related inchoate interest in a portion of the liquidation account balance, which interest will be referred to in this Section 15 as the "subaccount balance." All Deposit Accounts having the same social security number will be aggregated for purposes of determining the initial subaccount balance with respect to such Deposit Accounts, except as provided in Section 15(d) hereof.

     c. In the event of a complete liquidation of the Bank subsequent to the Conversion and Reorganization (and only in such event), each Eligible Account Holder and Supplemental Eligible Account Holder, if any, shall be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current subaccount balances for Deposit Accounts then held (adjusted as described below) before any liquidation distribution may be made with respect to the capital stock of the Bank. No merger, consolidation, sale of bulk assets or similar combination transaction with another FDIC-insured institution in which the Bank is not the surviving entity shall be considered a complete liquidation for this purpose. In any such transaction, the liquidation account shall be assumed by the surviving entity.

     d. The initial subaccount balance for a Deposit Account held by an Eligible Account Holder and Supplemental Eligible Account Holder, if any, shall be determined by multiplying the opening balance in the liquidation account by a fraction, of which the numerator is the amount of the Qualifying Deposits of such account holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders, if any. For Deposit Accounts in existence at both the Eligibility Record Date and the Supplemental Eligibility Record Date, if any, separate initial subaccount balances shall be determined on the basis of the Qualifying Deposits in such Deposit Accounts on each such record date. Initial subaccount balances shall not be increased, and shall be subject to downward adjustment as provided below.

     e. The initial subaccount balance for a Deposit Account held by an Eligible Account Holder and Supplemental Eligible Account Holder, if any, shall be determined by multiplying the opening balance in the liquidation account by a fraction, of which the numerator is the amount of the Qualifying Deposits of such account holder and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders and Supplemental Eligible Account Holders, if any. For Deposit Accounts in existence at both the Eligibility Record Date and the Supplemental Eligibility Record Date, if any, separate initial subaccount balances shall be determined on the basis of the Qualifying Deposits in such Deposit Accounts on each such record date. Initial subaccount balances shall not be increased, and shall be subject to downward adjustment as provided below.

     f. If the aggregate deposit balance in the Deposit Account(s) of any Eligible Account Holder or Supplemental Eligible Account Holder, if any, at the close of business on any September 30 annual closing date, commencing on or after the effective date of the Conversion and Reorganization, is less than the lesser of (a) the aggregate deposit balance in such Deposit Account(s) at the close of business on any other annual closing date subsequent to such record dates or (b) the aggregate deposit balance in such Deposit Account(s) as of the Eligibility Record Date or the Supplemental Eligibility Record Date, if any, the subaccount balance for such Deposit Account(s) shall be adjusted by reducing such subaccount balance in an amount proportionate to the reduction in such deposit balance. In the event of such a downward adjustment, the subaccount balance shall not be subsequently increased, notwithstanding any subsequent increase in the deposit balance of the related Deposit Account(s). The subaccount balance of an Eligible Account Holder or Supplemental Eligible Account Holder, if any, will be reduced to zero if the Account Holder ceases to maintain a Deposit Account at the Bank.

     g. Subsequent to the Conversion and Reorganization, the Bank may not pay cash dividends generally on deposit accounts and/or capital stock of the Bank, or repurchase any of the capital stock of the Bank, if such dividend or repurchase would reduce the Bank's regulatory capital below the aggregate amount of the then current subaccount balances for Deposit Accounts then held; otherwise, the existence of the liquidation account shall not operate to restrict the use or application of any of the net worth accounts of the Bank.

     h. For purposes of this Section 15, a Deposit Account includes a predecessor or successor account, which is held by an Account Holder with the same social security number.

16.  TRANSFER OF DEPOSIT ACCOUNTS.

     Each Deposit Account in the Bank at the time of the consummation of the Conversion and Reorganization shall become, without further action by the holder, a Deposit Account in the Bank equivalent in withdrawable amount to the withdrawal value (as adjusted to give effect to any withdrawal made for the purchase of Common Stock), and subject to the same terms and conditions (except as to voting and liquidation rights) as such Deposit Account in the Bank immediately preceding consummation of the Conversion and Reorganization. Holders of Deposit Accounts in the Bank shall not, as such holders, have any voting rights.

17. REQUIREMENTS FOLLOWING THE CONVERSION AND REORGANIZATION FOR REGISTRATION, MARKET MAKING AND STOCK EXCHANGE LISTING.

     In connection with the Conversion and Reorganization, the Holding Company shall register the Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, and shall undertake not to deregister such stock for a period of three years thereafter. The Holding Company also shall use its best efforts to (i) encourage and assist a market maker to establish and maintain a market for the Common Stock, and (ii) list the Common Stock on a national or regional securities exchange or to have quotations for such stock disseminated on the Nasdaq Stock Market.

18.  COMPLETION OF THE STOCK OFFERING.

     The Offerings will be terminated if not completed within 90 days of the date of approval of the Plan by the OTS, unless an extension is approved by the OTS.

19.  DIRECTORS AND OFFICERS OF THE BANK.

     Each person serving as a director or Officer of the Bank at the time of the adoption of the Plan of Conversion and Reorganization shall continue to serve as a director or Officer of the Bank for the balance of the term for which the person was elected before the adoption of the Plan of Conversion and Reorganization, and until a successor is elected and qualified. The number, names, business, addresses and terms of the Directors of the Holding Company and the Bank are set forth in the Agreements and Plans of Merger included as Exhibits A and B hereto.

20. REQUIREMENTS FOR STOCK PURCHASES BY DIRECTORS AND OFFICERS FOLLOWING THE CONVERSION AND REORGANIZATION.

     For a period of three years following the Conversion and Reorganization, the directors and Officers of the Holding Company and the Bank and their Associates may not purchase Common Stock, without the prior written approval of the OTS, except from a broker-dealer registered with the SEC. This prohibition shall not apply, however, to (i) a negotiated transaction involving more than 1% of the outstanding Common Stock, and (ii) purchases of stock made by and held by any Tax-Qualified Employee Stock Benefit Plan (and purchases of stock made by and held by any Non-Tax-Qualified Employee Stock Benefit Plan following the receipt of stockholder approval of such plan) even if such Common Stock may be attributable to individual Officers or directors and their Associates. The foregoing restriction on purchases of Common Stock shall be in addition to any restrictions that may be imposed by federal and state securities laws.

21.  RESTRICTIONS ON TRANSFER OF STOCK.

     Officers of the Holding Company or the Bank shall be transferable without restriction. Shares of Common Stock purchased by directors and Officers of the Holding Company or the Bank and their Associates on original issue from the Holding Company (by subscription or otherwise) shall be subject to the restriction that such shares shall not be sold or otherwise disposed of for value for a period of one year following the date of purchase, except for any disposition of such shares following the death of the original purchaser. The shares of Common Stock issued by the Holding Company to such directors and Officers shall bear the following legend giving appropriate notice of such one-year restriction:

     "The shares of stock evidenced by this Certificate are restricted as to transfer for a period of one year from the date of this Certificate pursuant to Part 563b of the Rules and Regulations of the Office of Thrift Supervision. These shares may not be transferred during such one-year period without a legal opinion of counsel for the Company that said transfer is permissible under the provisions of applicable law and regulation. This restrictive legend shall be deemed null and void after one year from the date of this Certificate."

     In addition, the Holding Company shall give appropriate instructions to the transfer agent for the Holding Company with respect to the applicable restrictions relating to the transfer of restricted stock. Any shares issued at a later date as a stock dividend, stock split or otherwise with respect to any such restricted stock shall be subject to the same holding period restrictions as may then be applicable to such restricted stock. The foregoing restriction on transfer shall be in addition to any restrictions on transfer that may be imposed by federal and state securities laws.

22.  TAX RULING OR OPINIONS.

     Consummation of the Conversion and Reorganization is conditioned upon prior receipt by the Primary Parties of either a ruling or an opinion of counsel with respect to federal tax laws to the effect that consummation of the transactions contemplated hereby will not result in a taxable reorganization under the provisions of the applicable codes or otherwise result in any adverse tax consequences to the Primary Parties or to account holders receiving Subscription Rights before or after the Conversion and Reorganization, except in each case to the extent, if any, that Subscription Rights are deemed to have fair market value on the date such rights are issued.

23.  STOCK COMPENSATION PLANS.

     a. The Holding Company and the Bank are authorized to adopt Tax-Qualified Employee Stock Benefit Plans in connection with the Conversion and Reorganization, including without limitation an employee stock ownership plan.

     b. The Holding Company and the Bank also are authorized to adopt stock option plans, restricted stock grant plans and other Non-Tax-Qualified Employee Stock Benefit Plans, provided that no stock options shall be granted, and no shares of Common Stock shall be purchased, pursuant to any of such plans before the earlier of (i) the one-year anniversary of the consummation of the Conversion and Reorganization or (ii) the receipt of stockholder approval of such plans at either an annual or special meeting of stockholders of the Holding Company held no earlier than six months following the Conversion and Reorganization.

     c. Existing, as well as any newly created, Tax-Qualified Employee Stock Benefit Plans may purchase shares of Common Stock in the Offerings, to the extent permitted by the terms of such benefit plans and this Plan.

     d. The Holding Company and the Bank are authorized to enter into employment and/or severance agreements with their Officers.

24.  DIVIDEND AND REPURCHASE RESTRICTIONS ON STOCK.

     a. Following consummation of the Conversion and Reorganization, any repurchases of shares of capital stock by the Holding Company will be made in accordance with then applicable laws and regulations.

     b. The Bank may not declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect thereof would cause the regulatory capital of the Bank to be reduced below the amount required for the liquidation account. Any dividend declared or paid on, or repurchase of, the Bank's capital stock also shall be in compliance with Section
          563.146 of the Rules and Regulations of the OTS, or any successor thereto.

25.  PAYMENT OF FEES TO BROKERS.

     The Primary Parties may elect to offer to pay fees on a per share basis to securities brokers who assist purchasers of Common Stock in the Offerings.

26.  EFFECTIVE DATE.

     The effective date of the Conversion and Reorganization shall be the date of the closing of the sale of all shares of Common Stock. The closing of the sale of all shares of Common Stock sold in the Offerings shall occur simultaneously and shall be conditioned upon the prior receipt of all requisite regulatory and other approvals.

27.  AMENDMENT OR TERMINATION OF THE PLAN.

     If deemed necessary or desirable by the Board of Directors of the Primary Parties, this Plan may be substantively amended, as a result of comments from regulatory authorities or otherwise, at any time before the solicitation of proxies from Members and the Bank's stockholders to vote on the Plan and at any time thereafter with the concurrence of the OTS. Any amendment to this Plan made after approval by the Members and the Bank's stockholders with the concurrence of the OTS shall not necessitate further approval by the Members and the Bank's stockholders unless otherwise required by the OTS. This Plan shall terminate if the sale of all shares of Common Stock is not completed within 24 months from the earlier of the date of the Special Meeting of Stockholders and the Special Meeting of Members. Before the earlier of the Special Meeting of Stockholders and the Special Meeting of Members, this Plan may be terminated by the Board of Directors of the Primary Parties without approval of the OTS. After the earlier of the Special Meeting of Stockholders and the Special Meeting of Members, the Board of Directors may terminate this Plan only with the concurrence of the OTS.

28.  INTERPRETATION OF THE PLAN.

     All interpretations of this Plan and application of its provisions to particular circumstances by a majority of each of the Boards of Directors of the Primary Parties shall be final, subject to the authority of the OTS.

                                    EXHIBIT A

           AGREEMENT AND PLAN OF MERGER BY AND AMONG LIBERTY SAVINGS
            MUTUAL HOLDING COMPANY, LIBERTY SAVINGS BANK, F.S.B. AND
             LIBERTY INTERIM FEDERAL SAVINGS AND LOAN ASSOCIATION I

                                  AGREEMENT AND
                                 PLAN OF MERGER

     This Agreement and Plan of Merger, dated as of _____________, 2006, is made by and between Liberty Savings Mutual Holding Company (the "MHC"), a federal mutual holding company, Liberty Savings Bank, F.S.B. (the "Bank" or the "Surviving Corporation"), a federally chartered savings association and Liberty Interim Federal Savings and Loan Association I, an interim federal savings association ("Interim I") (collectively, the "Constituent Corporations").

                                   WITNESSETH:

     WHEREAS, the MHC and the Bank have adopted a Plan of Conversion and Reorganization pursuant to which: (i) the MHC will convert to a interim federal stock savings association and simultaneously merge with and into the Bank, with the Bank as the surviving entity (the "MHC Merger"); (ii) the Bank and a newly formed interim federal savings association will merge, pursuant to which the Bank will become a wholly owned subsidiary of a newly formed stock corporation (the "Holding Company"); and (iii) the Holding Company will offer shares of its common stock in the manner set forth in the Plan of Conversion and Reorganization (collectively, the "Conversion and Reorganization"); and

     WHEREAS, the Constituent Corporations desire to provide for the terms and conditions of the MHC Merger;

     NOW, THEREFORE, the Constituent Corporations hereby agree as follows:

     1. EFFECTIVE DATE. The MHC Merger shall become effective on the date specified in the endorsement of the Articles of Combination relating to the MHC Merger by the Secretary of the Office of Thrift Supervision (the "OTS") pursuant to 12 C.F.R. Section 552.13(k), or any successor thereto (the "Effective Date").

     2. THE MHC MERGER AND EFFECT THEREOF. Subject to the terms and conditions set forth herein and the prior approval of the OTS of the Conversion and Reorganization and the expiration of all applicable waiting periods, the MHC shall convert from the mutual form to a interim federal stock savings association and simultaneously merge with and into the Bank, which shall be the Surviving Corporation. Upon consummation of the MHC Merger, the Surviving Corporation shall be considered the same business and corporate entity as each of the Constituent Corporations and the Surviving Corporation shall be subject to and be deemed to have assumed all of the property, rights, privileges, powers, franchises, debts, liabilities, obligations, duties and relationships of each of the Constituent Corporations and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of the Constituent Corporations in any contract or document, whether executed or taking effect before or after the Effective Date, shall be considered a reference to the Surviving Corporation if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding to which either of the Constituent Corporations is a party shall not be deemed to have abated or to have been discontinued by reason of the MHC Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the MHC Merger had not occurred or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Corporations if the MHC Merger had not occurred.

     3. CANCELLATION OF BANK COMMON STOCK HELD BY THE MHC AND MEMBER INTERESTS; LIQUIDATION ACCOUNT. On the Effective Date:

     (a) each share of common stock, $1.00 par value per share, of the Bank issued and outstanding immediately before the Effective Date and held by the MHC shall, by virtue of the MHC Merger and without any action on the part of the holder thereof, be canceled;

     (b) the interests in the MHC of any person, firm or entity who or which qualified as a member of the MHC in accordance with its mutual charter and bylaws and the laws of the United States before the MHC's conversion from mutual to stock form ("Members") shall, by virtue of the MHC Merger and without any action on the part of any Member, be canceled; and

     (c) the Bank shall establish a liquidation account on behalf of each depositor member as provided for in the Plan of Conversion and Reorganization.

     4. RIGHTS OF DISSENT AND APPRAISAL ABSENT. No member of the MHC shall have any dissenter or appraisal rights in connection with the MHC Merger.

     5. NAME OF SURVIVING CORPORATION. The name of the Surviving Corporation shall be "Liberty Savings Bank, F.S.B."

     6. DIRECTORS OF THE SURVIVING CORPORATION. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Corporation and applicable law, the number of directors of the Surviving Corporation shall be six. The names of those persons who, upon and after the Effective Date, shall be directors of the Surviving Corporation are set forth below. Each such director shall serve for the term which expires at the annual meeting of stockholders of the Surviving Corporation in the year set forth after his respective name, and until a successor is elected and qualified.

       Name           Term Expires
       ----           ------------
Ralph W. Brant, Jr.       2008
Brent M. Giles            2007
Steven K. Havens          2006
Daniel G. O'Dell          2008
Robert T. Sevier          2007
Marvin J. Weishaar        2006

     The address of each director is 16 W. Franklin, Liberty, Missouri 64068.

     7. OFFICERS OF THE SURVIVING CORPORATION. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Corporation and applicable law, the officers of the Bank immediately before the Effective Date shall be the officers of the Surviving Corporation.

     8. OFFICES. Upon the Effective Date, all offices of the Bank shall be offices of the Surviving Corporation. As of the Effective Date, the home office of the Surviving Corporation shall remain at 16 W. Franklin, Liberty, Missouri 64068.

     9. CHARTER AND BYLAWS. On and after the Effective Date, the Charter of the Bank as in effect immediately before the Effective Date shall be the Charter of the Surviving Corporation until amended in accordance with the terms thereof and applicable law, except that the Charter shall be amended to provide for the establishment of a liquidation account in accordance with applicable law and the Plan of Conversion and Reorganization. On and after the Effective Date, the Bylaws of the Bank as in effect immediately before the Effective Date shall be the Bylaws of the Surviving Corporation until amended in accordance with the terms thereof and applicable law.

     10. STOCKHOLDER AND MEMBER APPROVALS. The affirmative votes of the holders of Bank common stock and of the Members as set forth in the Plan of Conversion and Reorganization shall be required to approve the Plan of Conversion and Reorganization, of which this Agreement and Plan of Merger is a part, on behalf of the Bank and the MHC, respectively.

     11. DIRECTOR APPROVAL. At least two-thirds of the members of the Board of Directors of each of the Constituent Corporations have approved this Agreement and Plan of Merger.

     12. ABANDONMENT OF PLAN. This Agreement and Plan of Merger may be abandoned by either the MHC or the Bank at any time before the Effective Date in the manner set forth in the Plan of Conversion and Reorganization.

     13. AMENDMENTS. This Agreement and Plan of Merger may be amended in the manner set forth in the Plan of Conversion and Reorganization by a subsequent writing signed by the parties hereto upon the approval of the Boards of Directors of the Constituent Corporations.

     14. SUCCESSORS. This Agreement shall be binding on the successors of the Constituent Corporations.

     15. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Missouri, except to the extent superseded by the laws of the United States.

     IN WITNESS WHEREOF, the Constituent Corporations have caused this Agreement and Plan of Merger to be executed by their duly authorized officers as of the day and year first above written.

Attest:                                 LIBERTY SAVINGS MUTUAL HOLDING COMPANY


                                        By:
-------------------------------------       ------------------------------------
Steven K. Havens                            Brent M. Giles
Secretary                                   President and Chief Executive
                                            Officer


Attest:                                 LIBERTY SAVINGS BANK, F.S.B.


                                        By:
-------------------------------------       ------------------------------------
Steven K. Havens                            Brent M. Giles
Secretary                                   President and Chief Executive
                                            Officer


Attest:                                 LIBERTY INTERIM FEDERAL SAVINGS
                                        AND LOAN ASSOCIATION I


                                        By:
-------------------------------------       ------------------------------------
Steven K. Havens                            Brent M. Giles
Secretary                                   President and Chief Executive
                                            Officer

                                    EXHIBIT B

     AGREEMENT AND PLAN OF MERGER BY AND AMONG LIBERTY SAVINGS BANK, F.S.B.,
       HOLDING COMPANY AND LIBERTY INTERIM SAVINGS AND LOAN ASSOCIATION II

                                  AGREEMENT AND
                                 PLAN OF MERGER

     This Agreement and Plan of Merger, dated as of ________________, 2006, is made by and among Liberty Savings Bank, F.S.B. (the "Bank" or the "Surviving Corporation"), a federal Bank, Liberty Bancorp, Inc. (the "Holding Company"), a Missouri corporation, and Liberty Interim Federal Savings and Loan Association II ("Interim II"), an interim federal savings association (collectively, the "Constituent Corporations").

                                   WITNESSETH:

     WHEREAS, the Bank has organized the Holding Company as a wholly owned subsidiary for the purpose of becoming the stock holding company of the Bank upon completion of the Conversion and Reorganization as defined in the Plan of Conversion and Reorganization adopted by the Boards of Directors of Liberty Savings Mutual Holding Company, a federal mutual holding company (the "MHC"), and the Bank; and

     WHEREAS, the MHC, which owns a majority of the outstanding common stock of the Bank, par value $1.00 per share, will convert to a interim federal stock savings association and simultaneously merge with and into the Bank pursuant to the Plan of Conversion and Reorganization and the Agreement and Plan of Merger included as Annex A thereto (the "MHC Merger"), pursuant to which all shares of the Bank's common stock held by the MHC will be canceled; and

     WHEREAS, the reorganization into the stock holding company structure by the Bank will be facilitated by causing the Holding Company to become the sole stockholder of a newly formed interim federal savings association and then merging the interim federal savings association with and into the Bank (the "Bank Merger"), pursuant to which the Bank will become a wholly owned subsidiary of the Holding Company and, in connection therewith, all outstanding shares of Bank's common stock will be converted automatically into and become shares of common stock of the Holding Company, par value $0.01 per share, as described more fully in Section 3(a)(i) herein; and

     WHEREAS, Interim II is being organized by the officers of the Bank as an interim federal Bank with the Holding Company as its sole stockholder to effect the Bank Merger; and

     WHEREAS, the Constituent Corporations desire to provide for the terms and conditions of the Bank Merger.

     NOW, THEREFORE, the Constituent Corporations hereby agree as follows:

     1. EFFECTIVE DATE. The Bank Merger shall become effective on the date specified in the endorsement of the Articles of Combination relating to the Bank Merger by the Office of Thrift Supervision ("OTS") pursuant to 12 C.F.R. Section 552.13(k), or any successor thereto (the "Effective Date").

     2. THE MERGER AND EFFECT THEREOF. Subject to the terms and conditions set forth herein and the prior approval of the OTS of the Conversion and the Reorganization, as defined in the Plan of Conversion and Reorganization, and the expiration of all applicable waiting periods, Interim II shall merge with and into the Bank, with the Bank as the Surviving Corporation. Upon consummation of the Bank Merger, the Surviving Corporation shall be considered the same business and corporate entity as each of the Constituent Corporations and thereupon and thereafter all the property, rights, powers and franchises of each of the Constituent Corporations shall vest in the Surviving Corporation and the Surviving Corporation shall be subject to and be deemed to have assumed all of the property, rights, privileges, powers, franchises, debts, liabilities, obligations and duties of each of the Constituent Corporations and shall have succeeded to all of each of their relationships, fiduciary or otherwise, fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationships had been originally acquired, incurred or entered into by the Surviving Corporation. In addition, any reference to either of the Constituent Corporations in any contract or document, whether executed or taking effect before or after the Effective Date, shall be considered a reference to the Bank if not inconsistent with the other provisions of the contract or document; and any pending action or other judicial proceeding of which either of the Constituent Corporations is a party shall not be deemed to have abated or to have been discontinued by reason of the Bank Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Bank Merger had not occurred or the Surviving Corporation may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Constituent Corporations if the Bank Merger had not occurred.

     3. CONVERSION OF STOCK.

     (a) On the Effective Date:

          (i) each share of the Bank's common stock issued and outstanding immediately before the Effective Date shall, by virtue of the Bank Merger and without any action on the part of the holder thereof, be converted into the right to receive Holding Company common stock based on the Exchange Ratio, as defined in the Plan of Conversion and Reorganization, plus the right to receive cash in lieu of any fractional share interest, as determined in accordance with
Section 3(c) hereof;

          (ii) each share of common stock, par value $1.00 per share, of Interim II issued and outstanding immediately before the Effective Date shall, by virtue of the Bank Merger and without any action on the part of the holder thereof, be converted into one share of the Bank's common stock; and

          (iii) each share of Holding Company common stock issued and outstanding immediately before the Effective Date shall, by virtue of the Bank Merger and without any action on the part of the holder thereof, be canceled.

By voting in favor of this Agreement and Plan of Merger, the Holding Company, as the sole stockholder of Interim II, shall have agreed (i) to issue shares of Holding Company common stock in accordance with the terms hereof and (ii) to cancel all previously issued and outstanding shares of Holding Company common stock upon the effectiveness of the Bank Merger.

     (b) On and after the Effective Date, there shall be no registrations of transfers on the stock transfer books of Interim II or the Bank of shares of Interim II common stock or the Bank's common stock that were outstanding immediately before the Effective Date.

     (c) Notwithstanding any other provision hereof, no fractional shares of Holding Company common stock shall be issued to holders of the Bank's common stock. In lieu thereof, the holder of shares of the Bank's common stock entitled to a fraction of a share of Holding Company common stock shall, at the time of surrender of the certificate or certificates representing such holder shares, receive an amount of cash equal to the product arrived at by multiplying such fraction of a share of Holding Company common stock by the Actual Purchase Price, as defined in the Plan of Conversion and Reorganization. No such holder shall be entitled to dividends, voting rights or any other rights in respect of any fractional share.

     4. EXCHANGE OF SHARES.

     (a) At or after the Effective Date, each holder of a certificate or certificates theretofore evidencing issued and outstanding shares of the Bank's common stock, upon surrender of the same to an agent, duly appointed by the Holding Company (the "Exchange Agent"), shall be entitled to receive in exchange therefor certificate(s) representing the number of full shares of Holding Company common stock for which the shares of the Bank's common stock theretofore represented by the certificate or certificates so surrendered shall have been converted as provided in Section 3(a) hereof. The Exchange Agent shall mail to each holder of record of an outstanding certificate that immediately before the Effective Date evidenced shares of the Bank's common stock, and that is to be exchanged for Holding Company common stock as provided in Section 3(a) hereof, a form of letter of transmittal that shall specify that delivery shall be effected, and risk of loss and title to such certificate shall pass, only upon delivery of such certificate to the Exchange Agent advising such holder of the terms of the exchange effected by the Bank Merger and of the procedure for surrendering to the Exchange Agent such certificate in exchange for certificate or certificates evidencing Holding Company common stock.

     (b) No holder of a certificate theretofore representing shares of Bank common stock shall be entitled to receive any dividends in respect of the Holding Company common stock into which such shares shall have been converted by virtue of the Bank Merger until the certificate representing such shares of Bank common stock is surrendered in exchange for certificates representing shares of Holding Company common stock. If dividends are declared and paid by the Holding Company in respect of Holding Company common stock after the Effective Date but before surrender of certificates representing shares of Bank common stock, dividends payable in respect of shares of Holding Company common stock not then issued shall accrue (without interest). Any such dividends shall be paid (without interest) upon surrender of the certificates representing such shares of Bank common stock. The Holding Company shall be entitled, after the Effective Date, to treat certificates representing shares of Bank common stock as evidencing ownership of the number of full shares of Holding Company common stock into which the shares of Bank common stock represented by such certificates shall have been converted, notwithstanding the failure on the part of the holder thereof to surrender such certificates.

     (c) The Holding Company shall not be obligated to deliver a certificate or certificates representing shares of Holding Company common stock to which a holder of Bank common stock would otherwise be entitled as a result of the Bank Merger until such holder surrenders the certificate or certificates representing the shares of Bank common stock for exchange as provided in this Section 4, or, in default thereof, an appropriate affidavit of loss and indemnification agreement and/or an indemnity bond as may be required in each case by the Holding Company. If any certificate evidencing shares of Holding Company common stock is to be issued in a name other than that in which the certificate evidencing Bank common stock surrendered in exchanged therefor is registered, it shall be a condition of the issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange pay to the Exchange Agent any transfer or other tax required by reason of the issuance of a certificate for shares of Holding Company common stock in any name other than that of the registered holder of the certificate surrendered or otherwise establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

     (d) If, between the date hereof and the Effective Date, the shares of Bank common stock shall be changed into a different number or class of shares by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment or a stock dividend thereon shall be declared with a record date within said period, the Exchange Ratio specified in Section 3(a) hereof shall be adjusted accordingly.

     5. RIGHTS OF DISSENT AND APPRAISAL ABSENT. Holders of Bank common stock shall have dissenter or appraisal rights in connection with the Bank Merger to the extent required by 12 C.F.R. Section 552.14, or any successor thereto.

     6. NAME OF SURVIVING CORPORATION. The name of the Surviving Corporation shall be "Liberty Savings Bank, F.S.B."

     7. DIRECTORS OF THE SURVIVING CORPORATION. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Corporation and applicable law, the number of directors of the Surviving Corporation shall be six. The names of those persons who, upon and after the Effective Date, shall be directors of the Surviving Corporation are set forth below. Each such director shall serve for the term which expires at the annual meeting of stockholders of the Surviving Corporation in the year set forth after his respective name, and until a successor is elected and qualified.

     Name             Term Expires
     ----             ------------
Ralph W. Brant, Jr.       2008
Brent M. Giles            2007
Steven K. Havens          2006
Daniel G. O'Dell          2008
Robert T. Sevier          2007
Marvin J. Weishaar        2006

The address of each director is 16 W. Franklin, Liberty, Missouri.

     8. OFFICERS OF THE SURVIVING CORPORATION. Upon and after the Effective Date, until changed in accordance with the Charter and Bylaws of the Surviving Corporation and applicable law, the officers of the Bank immediately before the Effective Date shall be the officers of the Surviving Corporation.

     9. OFFICES. Upon the Effective Date, all offices of the Bank shall be offices of the Surviving Corporation. As of the Effective Date, the home office of the Surviving Corporation shall remain at 16 W. Franklin, Liberty, Missouri.

     10. CHARTER AND BYLAWS. On and after the Effective Date, the Charter and Bylaws of the Bank as in effect immediately before the Effective Date shall be the Charter and Bylaws of the Surviving Corporation until amended in accordance with the terms thereof and applicable law.

     11. SAVINGS ACCOUNTS. Upon the Effective Date, any savings accounts of Interim II, without reissue, shall be and become savings accounts of the Surviving Corporation without change in their respective terms, including, without limitation, maturity minimum required balances or withdrawal value.

     12. STOCK COMPENSATION PLANS. By voting in favor of this Agreement, the Holding Company shall have approved adoption of the Liberty Savings Bank, F.S.B. 2003 Incentive Equity and Deferred Compensation Plan as a plan of the Holding Company and shall have agreed to issue Holding Company common stock in lieu of Bank common stock pursuant to the terms of such plan. As of the Effective Date, rights outstanding under the plan shall be assumed by the Holding Company and thereafter shall be rights only for shares of Holding Company common stock, with each such right being for a number of shares of Holding Company common stock equal to the number of shares of Bank common stock that were available thereunder immediately before the Effective Date multiplied by the Exchange Ratio, as defined in the Plan of Conversion and Reorganization, and the price of each such right shall be adjusted to reflect the Exchange Ratio and so that the aggregate purchase price of the right is unaffected, but with no change in any other term or condition of such right. The Holding Company shall make appropriate amendments to the plan to reflect the adoption of the plan by the Holding Company without adverse effect upon the rights outstanding thereunder.

     13. STOCKHOLDER AND MEMBER APPROVALS. The affirmative votes of the holders of Bank common stock and of the Members as set forth in the Plan of Conversion and Reorganization shall be required to approve the Plan of Conversion and Reorganization, of which this Agreement and Plan of Merger is a part, on behalf of the Bank and the MHC, respectively. The approval of the Holding Company, as the sole stockholder of Interim II, shall be required to approve the Plan of Conversion and Reorganization, of which this Agreement and Plan of Merger is a part, on behalf of Interim II.

     14. DIRECTOR APPROVAL. At least two-thirds of the members of the Board of Directors of each of the Constituent Corporations have approved this Agreement and Plan of Merger.

     15. REGISTRATION; OTHER APPROVALS. In addition to the approvals set forth in Sections 1, 13 and 14 hereof and in the Plan of Conversion and Reorganization, the obligations of the parties hereto to consummate the Bank Merger shall be subject to the Holding Company common stock to be issued hereunder in exchange for Bank common stock being registered under the Securities Act of 1933, as amended, and registered or qualified under applicable state securities laws, as well as the receipt of all other approvals, consents or waivers as the parties may deem necessary or advisable.

     16. ABANDONMENT OF PLAN. This Agreement and Plan of Merger may be abandoned by either the Constituent Corporations at any time before the Effective Date in the manner set forth in the Plan of Conversion and Reorganization.

     17. AMENDMENTS. This Agreement and Plan of Merger may be amended in the manner set forth in the Plan of Conversion and Reorganization by a subsequent writing signed by the parties hereto upon the approval of the Board of Directors of each of the parties hereto.

     18. SUCCESSORS. This Agreement and Plan of Merger shall be binding on the successors of the parties hereto.

     19. GOVERNING LAW. This Agreement and Plan of Merger shall be governed by and construed in accordance with the laws of the State of Missouri, except to the extent superseded by the laws of the United States.

     IN WITNESS WHEREOF, the Constituent Corporations hereto have caused this Plan of Merger to be duly executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

Attest:                                 LIBERTY BANCORP, INC.


                                        By:
-------------------------------------       ------------------------------------
Steven K. Havens                            Brent M. Giles
Secretary                                   President and Chief Executive
                                            Officer


Attest:                                 LIBERTY SAVINGS BANK, F.S.B.


                                        By:
-------------------------------------       ------------------------------------
Steven K. Havens                            Brent M. Giles
Secretary                                   President and Chief Executive
                                            Officer


Attest:                                 LIBERTY INTERIM FEDERAL SAVINGS
                                        AND LOAN ASSOCIATION II


                                        By:
-------------------------------------       ------------------------------------
Steven K. Havens                            Brent M. Giles
Secretary                                   President and Chief Executive
                                            Officer

                                    EXHIBIT C

                  ARTICLES OF INCORPORATION OF HOLDING COMPANY

                           ARTICLES OF INCORPORATION

                                       OF

                              LIBERTY BANCORP, INC.

                           ARTICLE I - CORPORATE TITLE

     1.1 The name of the Corporation is Liberty Bancorp, Inc.

                    ARTICLE II - REGISTERED OFFICE AND AGENT

     2.1 The address, including street and number, of the Corporation's initial registered office in this State is: 16 West Franklin, Liberty, Missouri 64068; and the name of its initial registered agent at such address is: Brent M. Giles.

                           ARTICLE III - CAPITAL STOCK

     3.1 The Corporation shall have authority to issue the following shares:

         (a) Twenty million (20,000,000) shares shall be voting common stock with a par value of $.01 per share ("Common Stock"); and

         (b) One million (1,000,000) shares shall be preferred stock with a par value of $.01 per share ("Preferred Stock").

               (i) The board of directors, by adoption of an authorizing resolution, may cause Preferred Stock to be issued from time to time in one or more series.

               (ii) The board of directors, by adoption of an authorizing resolution, may with regard to the shares of any series of Preferred Stock:

                    (A) Fix the distinctive serial designation of the shares;

                    (B) Fix the dividend rate, if any;

                    (C) Fix the date from which dividends on shares issued before the date for payment of the first dividend shall be cumulative, if any;

                    (D) Fix the redemption price and terms of redemption, if any;

                    (E) Fix the amounts payable per share in the event of dissolution or liquidation of the Corporation, if any;

                    (F) Fix the terms and amounts of any sinking fund to be used for the purchase or redemption of shares, if any;

                    (G) Fix the terms and conditions, if any, under which the shares may be converted into, or exchanged for, shares of any other class or series;

                    (H) Provide whether such shares shall have voting powers, full or limited, or no voting powers, and the rights, if any, of such shares to vote as a class on some or all matters on which such shares may be entitled to vote; and

                    (I) Fix such other designations, preferences, and relative, participating, optional or other special rights, qualifications, limitations or restrictions not required by law.

     3.2 (a) Notwithstanding any other provision of these Articles of Incorporation, in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who, as of any record date for the determination of shareholders entitled to vote on any matter, beneficially owns in excess of 10% of the then-outstanding shares of Common Stock (the "Limit"), be entitled, or permitted to any vote in respect of the shares held in excess of the Limit, unless a majority of the Whole Board shall have by resolution granted in advance such entitlement or permission. The number of votes which may be cast by any record owner by virtue of the provisions hereof in respect of Common Stock beneficially owned by such person owning shares in excess of the Limit shall be a number equal to the total number of votes which a single record owner of all Common Stock owned by such person would be entitled to cast, multiplied by a fraction, the numerator of which is the number of shares of such class or series which are both beneficially owned by such person and owned of record by such record owner and the denominator of which is the total number of shares of Common Stock beneficially owned by such person owning shares in excess of the Limit.

          (b) The following definitions shall apply to this Section 3.2 of this
Article III.

               (i) "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on the date of filing of these Articles of Incorporation.

               (ii) "Beneficial ownership" shall be determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 (or any successor rule or statutory provision), or, if said Rule 13d-3 shall be rescinded and there shall be no successor rule or provision thereto, pursuant to said Rule 13d-3 as in effect on the date of filing of these Articles of Incorporation; provided, however, that a person shall, in any event, also be
                 ------------------
deemed the "beneficial owner" of any Common Stock:

                    (A) which such person or any of its affiliates beneficially owns, directly or indirectly; or

                    (B) which such person or any of its affiliates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of an agreement, contract, or other arrangement with this Corporation to effect any transaction which is described in any one or more of clauses (i) through (viii) of Section 10.1 of Article X or upon the exercise of conversion rights, exchange rights, warrants, or options or otherwise, or (ii) sole or shared voting or investment power with respect thereto pursuant to any agreement, arrangement, understanding, relationship or otherwise (but shall not be deemed to be the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of shareholders, pursuant to a public solicitation of proxies for such meeting, with respect to shares of which neither such person nor any such affiliate is otherwise deemed the beneficial owner); or

                    (C) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its affiliates acts as a partnership, limited partnership, syndicate or other group pursuant to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of this Corporation; and provided further, however, that (i) no director or officer of this
    -------------------------
Corporation (or any affiliate of any such director or officer) shall, solely by reason of any or all of such directors of officers acting in their capacities as such, be deemed, for any purposes hereof, to beneficially own any Common Stock beneficially owned by any other such director or officer (or any affiliate thereof), and (ii) neither any employee stock ownership or similar plan of this Corporation or any subsidiary of this Corporation, nor any trustee with respect thereto or any affiliate of such trustee (solely by reason of such capacity of such trustee), shall be deemed, for any purposes hereof, to beneficially own any Common Stock held under any such plan. For purposes of computing the percentage beneficial ownership of Common Stock of a person, the outstanding Common Stock shall include shares deemed owned by such person through application of this subsection but shall not include any other Common Stock which may be issuable by this Corporation pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise. For all other purposes, the outstanding Common Stock shall include only Common Stock then outstanding and shall not include any Common Stock which may be issuable by this Corporation pursuant to any agreement, or upon the exercise of conversion rights, warrants or options, or otherwise.

               (iii) A "person" shall mean any individual, firm, corporation, or other entity.

               (iv) "Whole Board" shall mean the total number of directors which the Corporation would have if there were no vacancies on the board of directors.

          (c) The board of directors shall have the power to construe and apply the provisions of this Section and to make all determinations necessary or desirable to implement such provisions, including but not limited to matters with respect to (i) the number of shares of Common Stock beneficially owned by any person, (ii) whether a person is an affiliate of another, (iii) whether a person has an agreement, arrangement, or understanding with another as to the matters referred to in the definition of beneficial ownership, (iv) the application of any other definition or operative provision of the Section to the given facts, or (v) any other matter relating to the applicability or effect of this Section.

          (d) The board of directors shall have the right to demand that any person who is reasonably believed to beneficially own Common Stock in excess of the Limit (or holds of record Common Stock beneficially owned by any person in excess of the Limit) supply the Corporation with complete information as to (i) the record owner(s) of all shares beneficially owned by such person who is reasonably believed to own shares in excess of the Limit, and (ii) any other factual matter relating to the applicability or effect of this section as may reasonably be required of such person.

          (e) Except as otherwise provided by law or expressly provided in this
Section 3.2, the presence, in person or by proxy, of the holders of record of shares of capital stock of the Corporation entitling the holders thereof to cast a majority of the votes (after giving effect, if required, to the provisions of this Section 3.2) entitled to be cast by the holders of shares of capital stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the shareholders, and every reference in these Articles of Incorporation to a majority or other proportion of capital stock (or the holders thereof) for purposes of determining any quorum requirement or any requirement for shareholder consent or approval shall be deemed to refer to such majority or other proportion of the votes (or the holders thereof) then entitled to be cast in respect of such capital stock.

          (f) Any constructions, applications, or determinations made by the board of directors pursuant to this Section in good faith and on the basis of such information and assistance as was then reasonably available for such purpose shall be conclusive and binding upon the Corporation and its shareholders.

          (g) In the event any provision (or portion thereof) of this Section
3.2 shall be found to be invalid, prohibited or unenforceable for any reason, the remaining provisions (or portions thereof) of this Section shall remain in full force and effect, and shall be construed as if such invalid, prohibited or unenforceable provision had been stricken herefrom or otherwise rendered inapplicable, it being the intent of this Corporation and its shareholders that each such remaining provision (or portion thereof) of this Section 3.2 remain, to the fullest extent permitted by law, applicable and enforceable as to all shareholders, including shareholders owning an amount of stock over the Limit, notwithstanding any such finding.

          (h) Notwithstanding any other provisions of these Articles of Incorporation or any provision of law which might otherwise provide for lesser vote or no vote, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of the capital stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Section 3.2 of Article III.

     3.3 There shall be no right to cumulative voting in the election of directors.

                         ARTICLE IV - PREEMPTIVE RIGHTS

     4.1 No holder of shares of any class of stock of the Corporation, either now or hereafter authorized or issued, shall have any preemptive or preferential right of subscription to any shares of any class of stock of the Corporation, either now or hereafter authorized, or to any securities convertible into stock of any class of the Corporation, issued or sold, nor any right of subscription to any such security, other than such, if any, as the board of directors in its discretion may from time to time determine and at such prices as the board of directors may from time to time fix, pursuant to the authority conferred by these Articles of Incorporation.

                            ARTICLE V - INCORPORATOR

     5.1 The name and business address of the incorporator is: Brent M. Giles, 16 West Franklin, Liberty, Missouri 64068.

                             ARTICLE VI - DIRECTORS

     6.1 The number of directors to constitute the initial board of directors shall be six (6); provided, however, that such number may be fixed, from time to
                  ------------------
time, at not less than five (5) nor more than fifteen (15), by, or in the manner provided in, the Bylaws of the Corporation, and any such change shall be reported in writing to the Secretary of State of the State of Missouri within thirty (30) calendar days of such change. The directors shall be divided into three classes: Class I, Class II and Class III. The number of directors in any such class shall not exceed the number of directors in any other class by more than one (1). The term of office of the initial Class I directors shall expire at the annual meeting of shareholders of the Corporation in 2007; the term of office of the initial Class II directors shall expire at the annual meeting of shareholders of the Corporation in 2008; and the term of office of the initial Class III directors shall expire at the annual meeting of shareholders of the Corporation in 2009; or in each case thereafter until their respective successors are duly elected and qualified. At each annual election held after 2006, the directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed and shall be elected for a term of three (3) years expiring at the third succeeding annual shareholder meeting or thereafter until their respective successors are duly elected and qualified. If the number of directors is changed, any increase or decrease in the number of directors shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. Notwithstanding the foregoing, no decrease in the number of directors shall have the effect of shortening the term of any incumbent director, and provided further, that no action shall be taken to decrease or increase the number of directors from time to time unless at least two-thirds of the directors then in office shall concur in said action.

     Whenever the holders of any one or more series of Preferred Stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the board of directors shall consist of said directors so elected in addition to the number of directors fixed as provided above in this Article VI. Notwithstanding the foregoing, and except as otherwise may be required by law, whenever the holders of any one or more series of Preferred Stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the terms of the director or directors expire at the next succeeding annual meeting of shareholders.

     6.2 Any vacancy on the board of directors (whether such vacancy is caused by death, resignation, or removal for cause or is the result of an increase in the number of directors) shall be filled by a vote of two-thirds of the directors then in office. Any director elected to fill a vacancy in any class (whether such vacancy is caused by death, resignation, or removal with cause, or is the result of an increase in the number of directors in such class) shall hold office for a term which shall expire at the annual meeting of shareholders at which the term of the class to which the director has been chosen expires.

     6.3 At a meeting called expressly for that purpose, the entire board of directors, or any individual director or directors, may be removed, but only for cause, and only upon the affirmative vote of the holders of at least eighty percent (80%) of the total votes to which all of the shares then entitled to vote at a meeting of shareholders called for an election of directors are entitled. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock of the Corporation shall have the right, voting separately as a class, to elect one or more directors of the Corporation, the preceding provisions of this Section 6.3 shall not apply with respect to the director or directors elected by such holders of Preferred Stock.

     6.4 In addition to any affirmative vote required by law or otherwise, any amendment, alteration, change or repeal of the provisions of this Article VI shall require the affirmative vote of the holders of at least eighty percent (80%) of the total votes to which all of the shares then entitled to vote at a meeting of shareholders called for an election of directors are entitled.

     6.5 The persons to constitute the initial board of directors of the Corporation are:

          (a)  Class I directors (term to expire in 2007):

               (i)  Ralph W. Brant, Jr.

               (ii) Robert T. Sevier

          (b)  Class II directors (term to expire in 2008):

               (i)  Marvin J. Weishaar

               (ii) Brent M. Giles

          (c)  Class III directors (term to expire in 2009):

               (i)  Daniel G. O'Dell

               (ii) Steven K. Havens

                             ARTICLE VII - DURATION

     7.1 The duration of the Corporation is perpetual.


                        ARTICLE VIII - PURPOSE AND POWERS

     8.1 The Corporation is formed for the following purposes:

          (a) To conduct business as a financial institution holding company and to provide financial services through subsidiary corporations;

          (b) To own, hold, rent, lease, operate, manage, hypothecate, sell and convey such real and personal property as may be useful and desirable in the operation of the Corporation's business; and

          (c) To possess and enjoy all rights, powers and privileges as are granted to corporations under the General and Business Corporation Law of the State of Missouri.

                          ARTICLE IX - INDEMNIFICATION

     9.1 The Corporation shall and does hereby indemnify any person who is or was a director or executive officer of the Corporation or any subsidiary against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement and reasonably incurred by such person in connection with any threatened, pending or completed civil, criminal, administrative or investigative action, suit, proceeding or claim (including any action by or in the right of the Corporation or a subsidiary) by reason of the fact that such person is or was serving in such capacity to the fullest extent permitted by the General and Business Corporation Law of Missouri.

     9.2 The Corporation may, to the extent that the board of directors deems appropriate and as set forth in a Bylaw or authorizing resolution, indemnify any person who is or was a non-executive officer, or employee or agent of the Corporation or any subsidiary or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan) against any and all expenses (including attorneys' fees), judgements, fines and amounts paid in settlement and reasonably incurred by such person in connection with any threatened, pending or completed civil, criminal, administrative or investigative action, suit, proceeding or claim (including an action by or in the right of the Corporation or a subsidiary) by reason of the fact that such person is or was serving in such capacity to the fullest extent permitted by the General and Business Corporation Law of Missouri.

     9.3 The Corporation may, to the extent that the board of directors deems appropriate, make advances of expenses, including attorneys' fees, incurred prior to the final disposition of a civil, criminal, administrative or investigative action, suit, proceeding or claim (including an action by or in the right of the Corporation or a subsidiary) to any person to whom indemnification is or may be available under this Article IX; provided, however,
                                                              -----------------
that prior to making any advances, the Corporation shall receive a written undertaking by or on behalf of such person to repay such amounts advanced in the event that it shall be ultimately determined that such person is not entitled to such indemnification.

     9.4 The indemnification and other rights provided by this Article IX shall not be deemed exclusive of any other rights to which a person to whom indemnification is or otherwise may be available (under these Articles of Incorporation or the Bylaws or any agreement or vote of shareholders or disinterested directors or otherwise), may be entitled. The Corporation is authorized to purchase and maintain insurance on behalf of the Corporation or any person to whom indemnification is or may be available against any liability asserted against such person in, or arising out of, such person's status as director, officer, employee or agent of the Corporation, any of its subsidiaries or another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan) which such person is serving at the request of the Corporation.

     9.5 Each person to whom indemnification is granted under this Article IX is entitled to rely upon the indemnification and other rights granted hereby as a contract with the Corporation and such person and such person's heirs, executors, administrators and estate shall be entitled to enforce against the Corporation all indemnification and other rights granted to such person by Sections 9.1 and 9.3 and this Article IX. The indemnification and other rights granted by Sections 9.1 and 9.3 and this Section 9.5 shall survive amendment, modification or repeal of this Article IX, and no such amendment, modification or repeal shall act to reduce, terminate or otherwise adversely affect the rights to indemnification granted hereby, with respect to any expenses, judgments, fines and amounts paid in settlement incurred by a person to whom indemnification is granted under this Article IX with respect to an action, suit, proceeding or claim that arises out of acts or omissions of such person that occurred prior to the effective date of such amendment, modification or repeal.

     Any indemnification granted by the board of directors pursuant this Article IX shall inure to the person to whom the indemnification is granted and such person's heirs, executors, administrators and estate; provided, however, that
                                                      -----------------
such indemnification may be changed, modified or repealed, at any time or from time to time, at the discretion of the board of directors, and the survival of such indemnification shall be in accordance with terms determined by the board of directors.

     9.6 For the purposes of this Article IX, "subsidiary" shall mean any corporation, partnership, joint venture, trust or other enterprise of which a majority of the voting power, equity or ownership interest is directly or indirectly owned by the Corporation.

                    ARTICLE X - CERTAIN BUSINESS COMBINATIONS

     10.1 (a) Except as otherwise expressly provided in this Article X, the affirmative vote of the holders of (i) at least 80% of the outstanding shares entitled to vote thereon (and, if any class or series of shares is entitled to vote thereon separately, the affirmative vote of the holders of at least 80% of the outstanding shares of each such class or series), and (ii) at least a majority of the outstanding shares entitled to vote thereon, not including shares deemed beneficially owned by a Related Person (as hereinafter defined), shall be required in order to authorize any of the following:

               (i) any merger or consolidation of the Corporation with or into a Related Person;

               (ii) any sale, lease, exchange, transfer or other disposition, including without limitation, a mortgage, or any other security device, of all or any Substantial Part (as hereinafter defined) of the assets of the Corporation (including without limitation any voting securities of a subsidiary) or of a subsidiary, to a Related Person;

               (iii) any merger or consolidation of a Related Person with or into the Corporation or a subsidiary of the Corporation;

               (iv) any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to the Corporation or a subsidiary of the Corporation;

               (v) the issuance of any securities of the Corporation or a subsidiary of the Corporation to a Related Person;

               (vi) the acquisition by the Corporation or a subsidiary of the Corporation of any securities of a Related Person;

               (vii) any reclassification of the Common Stock of the Corporation, or any recapitalization involving the Common Stock of the Corporation; and

               (viii) any agreement, contract or other arrangement providing for any of the transactions described in this Article.

          (b) Such affirmative vote shall be required notwithstanding any other provision of these Articles of Incorporation, any provision of law, or any agreement with any regulatory agency or national securities exchange which might otherwise permit a lesser vote or no vote.

          (c) The term "Business Combination" as used in this Article X shall mean any transaction which is referred to in any one or more of subparagraphs 10.1(a)(i) through (viii) above.

     10.2 The provisions of paragraph 10.1 shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by any other provision of these Articles of Incorporation, any provision of law, or any agreement with any regulatory agency or national securities exchange, if the Business Combination shall have been approved by a two-thirds vote of the Continuing Directors (as hereinafter defined); provided, however, that such approval shall only be effective if obtained at a meeting at which a Continuing Director Quorum (as hereinafter defined) is present.

     10.3 For the purposes of this Article X the following definitions apply:

          (a) The term "Related Person" shall mean and include (a) any individual, corporation, partnership or other person or entity which together with its "affiliates" (as that term is defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended), "beneficially owns" (as that term is defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended) in the aggregate 10% or more of the outstanding shares of the Common Stock of the Corporation; and (b) any "affiliate" (as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) of any such individual, corporation, partnership or other person or entity. Without limitation, any shares of the common stock of the Corporation which any Related Person has the right to acquire pursuant to any agreement, or upon exercise or conversion rights, warrants or options, or otherwise, shall be deemed "beneficially owned" by such Related Person.

          (b) The term "Substantial Part" shall mean more than 25% of the total assets of the Corporation, as of the end of its most recent fiscal year ending prior to the time the determination is made.

          (c) The term "Continuing Director" shall mean any member of the board of directors of the Corporation who is unaffiliated with the Related Person and was a member of the board prior to the time that the Related Person became a Related Person, and any successor of a Continuing Director who is unaffiliated with the Related Person and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the board.

          (d) The term "Continuing Director Quorum" shall mean two-thirds of the Continuing Directors capable of exercising the powers conferred on them.

     10.4 Notwithstanding any other provisions of these Articles of Incorporation or any provision of law which might otherwise provide for lesser vote or no vote, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then-outstanding shares of the capital stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Article X.

         ARTICLE XI - AMENDMENT OF ARTICLES OF INCORPORATION AND BYLAWS

     11.1 Except as otherwise specifically set forth in these Articles of Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, and amendments to the Articles of Incorporation shall be made in the manner prescribed by the General and Business Corporation Law of Missouri.

     11.2 The power to make, alter, amend, or repeal the Bylaws of the Corporation shall be vested exclusively in the board of directors, unless otherwise provided in such Bylaws.

               ARTICLE XII - FURTHER POWERS OF BOARD OF DIRECTORS

     12.1 The board of directors shall have and exercise such further powers as are provided to it under present or future laws of the State of Missouri.

               ARTICLE XIII - ELIMINATION OF DIRECTORS' LIABILITY

     13.1 A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except: (i) for any breach of the director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in subjective good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 351.245 of the General and Business Corporation Law of

Missouri, or (iv) for any transaction from which a director derived an improper personal benefit. If the General and Business Corporation Law of Missouri is amended after the date of filing of these Articles of Incorporation to further eliminate or limit the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General and Business Corporation Law of Missouri, as so amended. Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     IN WITNESS WHEREOF, these Articles of Incorporation have been signed this ____ day of _________, 2006.



                                        ----------------------------------------
                                        Brent M. Giles, Incorporator

DISTRICT OF COLUMBIA   )
                       ) ss
                       )

     I, _______________, a notary public, do hereby certify that on the ____ day of ___________, 2006, Brent M. Giles personally appeared before me, who being by me first duly sworn, declared that he is the person who signed the foregoing document as incorporator and that the statements therein contained are true.




                                        ----------------------------------------
                                        Notary Public

(NOTARIAL SEAL)

My commission expires ____________

                                    EXHIBIT D

                            BYLAWS OF HOLDING COMPANY

                                     BYLAWS

                                       OF

                              LIBERTY BANCORP, INC.

                               ARTICLE I - OFFICES

     SECTION 1.01. PRINCIPAL OFFICE. The principal office of the Corporation in the State of Missouri shall be located at 16 West Franklin, Liberty, Missouri 64068. The Corporation may have such other office(s), either within or without the State of Missouri, as the board of directors may designate or as the business of the Corporation may require from time to time.

     SECTION 1.02. REGISTERED OFFICE. The registered office of the Corporation required by the General and Business Corporation Law of Missouri to be maintained in the State of Missouri may be, but need not be, identical with its principal office in the State of Missouri, and the address of the registered office may be changed from time to time by the board of directors.

                            ARTICLE II - SHAREHOLDERS

     SECTION 2.01. ANNUAL MEETING. The annual meeting of the shareholders shall be held on the third Wednesday in January of each year at the hour of 5:30 p.m., or at such other date and hour as shall be determined by the board of directors and stated in the notice of the meeting, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Missouri, such meeting shall be held on the next succeeding business day.

     SECTION 2.02. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the board of directors at any time in their sole discretion. At any special meeting of shareholders, only such business shall be conducted as shall have been set forth in the notice of meeting sent in accordance with Section 2.04 of this Article II.

     SECTION 2.03. PLACE OF MEETING. The board of directors may designate any place, either within or without the State of Missouri, as the place of meeting for any annual or special meeting of the shareholders. If no designation is made, the place of meeting shall be the registered office of the Corporation in the State of Missouri.

     SECTION 2.04. NOTICE OF MEETING. Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall, unless otherwise prescribed by statute, be delivered not less then ten nor more than seventy days before the date of the meeting, by or at the direction of the President, or the

Secretary, or the persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. If a shareholder is present at a meeting, or in writing waives notice thereof before or after the meeting, notice of the meeting to such shareholder shall be unnecessary. When any shareholders' meeting, either annual or special, is adjourned for more than ninety days, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for ninety days or less or of the business to be transacted at such adjourned meeting, other than an announcement at the meeting at which such adjournment is taken.

     SECTION 2.05. MEETINGS. HOW CONVENED. Every meeting, for whatever purpose, of the shareholders of the Corporation shall be convened by the President, or the Secretary, or the persons calling the meeting by notice given as herein provided. Annual and special meetings shall be conducted in accordance with the rules and procedures established by the board of directors. The board of directors shall designate, when present, either the chairman of the board or the President to preside at such meetings.

     SECTION 2.06. CLOSING TRANSFER BOOKS; RECORD DATE. The board of directors shall have the power to close the transfer books of the Corporation for a period not exceeding seventy days preceding the date of any meeting of shareholders, or the date of payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect; provided, however, that in lieu of closing the stock transfer books, the board of directors may fix in advance a date, not exceeding seventy days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, the meeting and any adjournment thereof, or to receive payment of the dividend, or to receive the allotment of rights, or to exercise the rights in respect of the change, conversion or exchange of shares. In such case, only the shareholders who are shareholders of record on the date of closing the transfer books, or on the record date so fixed, shall be entitled to notice of, and to vote at, the meeting and any adjournment thereof, or to receive payment of the dividend, or to receive the allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the date of closing of the transfer books or the record date fixed as aforesaid. If the board of directors does not close the transfer books or set a record date, only the shareholders who are shareholders of record at the close of business on the twentieth day preceding the date of the meeting shall be entitled to notice of, and to vote at, the meeting, and any adjournment of the meeting; except that, if prior to the meeting written waivers of notice of the meeting are signed and delivered to the Corporation by all the shareholders of record at the time the meeting is convened, only the shareholders who are shareholders of record at the time the meeting is convened shall be entitled to vote at the meeting, and any adjournment or postponement of the meeting.

     SECTION 2.07. VOTING LISTS. The officer or agent having charge of the stock transfer book for shares of the Corporation shall make, at least ten days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and subject to the inspection of any shareholder at any time during the meeting. The original share ledger or transfer books, or a duplicate thereof kept in the State of Missouri, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of the shareholders.

     SECTION 2.08. QUORUM. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders. If less than a quorum is present, a majority of the shares so represented may adjourn the meeting until a specified date, not longer than ninety days after such adjournment, and no notice need be given of such adjournment to shareholders not present at the meeting. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     SECTION 2.09. PROXIES. At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by the shareholder's duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. A duly executed proxy shall be irrevocable only if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power of attorney. The interest with which it is coupled need not be an interest in the shares themselves, but it may be such an interest or an interest in the Corporation generally. If any instrument of proxy designates two or more persons to act as proxy, in the absence of any provisions in the proxy to the contrary, the persons designated may represent and vote the shares in accordance with the vote or consent of the majority of the persons named as proxies. If only one such proxy is present, the proxy may vote all of the shares, and all the shares standing in the name of the principal or principals for whom such proxy acts shall be deemed represented for the purpose of obtaining a quorum. The foregoing provisions shall apply to the voting of shares by proxies for any two or more personal representatives, trustees or other fiduciaries, unless an instrument or order of court appointing them otherwise directs.

     SECTION 2.10. VOTING OF SHARES. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of the shareholders.

     SECTION 2.11. VOTING OF SHARES IN THE NAME OF TWO OR MORE PERSONS. When ownership of stock stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the shareholders of the Corporation any one or more of such shareholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose name shares of stock stand, the vote or votes to which these persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree.

     SECTION 2.12. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine.

     Shares standing in the name of a deceased person may be voted by his or her personal representative, either in person or by proxy. Shares standing in the name of a conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no conservator or trustee shall be entitled as a fiduciary to vote shares held by him or her without a transfer of such shares into his or her name.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledges, and thereafter the pledges shall be entitled to vote the shares so transferred.

     Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

     SECTION 2.13. SHAREHOLDER ACTING WITHOUT A MEETING. Any action required to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if consents in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consents shall have the same force and effect as a unanimous vote of the shareholders at a meeting duly held. The Secretary of the Corporation shall file such consents with the minutes of the meetings of the shareholders.

     SECTION 2.14. SHAREHOLDERS' RIGHT TO EXAMINE BOOKS AND RECORDS. The Corporation shall keep correct and complete books and records of account, including the amount of its assets and liabilities, minutes of the proceedings of its shareholders and board of directors, and the names and business or residence address of its officers; and it shall keep at its registered office or principal place of business in Missouri, or at the office of its transfer agent, if any, books and records in which shall be recorded the number of shares subscribed, the names of the owners of the shares, the numbers owned by them respectively, the amount of shares paid, and by whom, and the transfer of such shares with the date of transfer. Each shareholder may, upon written demand under oath stating the purpose thereof, during normal business hours, have access to the books of the Corporation, to examine the same for any proper purpose. The board of directors may, from time to time, further prescribe regulations with respect to any such examination.

     SECTION 2.15. SHARES OF OTHER CORPORATIONS. Shares of another corporation owned by or standing in the name of the Corporation may be voted by such person or persons as may be designated by the board of directors and in the absence of any such designation, the President shall have the power to vote such shares.

     SECTION 2.16. NOTICE OF SHAREHOLDER NOMINEES. Only persons who are nominated in accordance with the procedures set forth in this Section 2.16 of
Article II shall be eligible for election as directors of the Corporation. Nominations of persons for election to the board of directors of the Corporation may be made at a meeting of shareholders (a) by or at the direction of the board of directors or (b) by any shareholder of the Corporation entitled to vote for the election of directors at such meeting who complies with the procedures set forth in this Section 2.16 of Article II. All nominations by shareholders shall be made pursuant to timely notice in proper written form to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper written form, such shareholder's notice shall set forth in writing (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations or proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, including, without limitation, such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Corporation's books, of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder. At the request of the board of directors, any person nominated for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Section 2.16 of Article II, and, if he or she should so determine, shall so declare to the meeting and the defective nomination shall be disregarded.

     SECTION 2.17. PROCEDURES FOR SUBMISSION OF SHAREHOLDER PROPOSALS AT ANNUAL MEETING. At any annual meeting of the shareholders of the Corporation, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the board of directors or (ii) by any shareholder of the Corporation who complies with the procedures set forth in this Section 2.17 of
Article II. For business properly to be brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty days nor more than ninety days prior to the meeting; provided, however, that in the event that less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. To be in proper written form, a shareholder's notice to the Secretary shall set forth in writing as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the shareholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the shareholder and (d) any material interest of the shareholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting, except in accordance with the procedures set forth in Section 2.17 of Article II. The chairman of a meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.17 of Article II, and, if he or she should so determine, shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     SECTION 2.18. INSPECTORS OF ELECTION. In advance of any meeting of shareholders, the board of directors may appoint any persons who are not directors as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be at least two. If inspectors of election are not so appointed, the chairman of the board or the President may make such appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting or at the meeting by the chairman of the board or the President.

                        ARTICLE III - BOARD OF DIRECTORS

     SECTION 3.01. GENERAL POWERS. The property and business of the Corporation shall be controlled and managed by its board of directors.

     SECTION 3.02. NUMBER, TERM AND QUALIFICATIONS. The number of directors to constitute the board of directors may be fixed, from time to time, at not less than five (5) nor more than fifteen (15) by resolution of the board of directors adopted by a majority of the total number of the Corporation's directors. The directors shall be divided into three classes as more particularly set forth in the Articles of Incorporation of the Corporation. Each director shall hold office until his or her successor shall have been elected and qualified. Each director shall at all times be the beneficial owner of not less than 100 shares of capital stock of the Corporation. Each Director must maintain his principal personal residence within the Kansas City, Missouri Metropolitan Statistical Area or within 30 miles of any branch office location of the Corporation's bank operating subsidiary.

     A person is not qualified to serve as director if he or she: (1) is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, or (2) is a person against whom a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) has been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit or (ii) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.

     SECTION 3.03. REGULAR MEETINGS. A regular meeting of the board of directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, either within or without the State of Missouri, for the holding of additional regular meetings without other notice than such resolution.

     SECTION 3.04. SPECIAL MEETINGS. A special meeting of the board of directors may be called by, or at the request of, the chairman of the board, the President or by one-third of the directors. The person or persons authorized to call such special meeting of the board of directors may fix any place, either within or without the State of Missouri, as the place for holding such special meeting.

     SECTION 3.05. NOTICE. Written notice of any special meeting shall be given to each director at least two days previous thereto delivered personally or by telecopier or telegram or at least five days previous thereto delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid if mailed or when delivered by telecopier. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be


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transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 3.06. QUORUM; PARTICIPATION BY TELEPHONE. A majority of the full board of directors shall constitute a quorum for the transaction of business, but if less than a majority are present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. Members of the board of directors may participate in a meeting of the board of directors, whether regular or special, by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at the meeting.

     SECTION 3.07. MANNER OF ACTING. The board of directors shall annually elect a chairman of the board from among its members who shall, when present, preside at meetings of the directors. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a different number is required by statute, the Articles of Incorporation or these Bylaws.

     SECTION 3.08. ACTION WITHOUT A MEETING. Any action that may be taken at a meeting of the board of directors may be taken without a meeting if consents in writing, setting forth the action so taken, are signed by all of the members of the board of directors. Such written consents shall be filed by the Secretary with the minutes of the proceedings of the board of directors and shall have the same force and effect as a unanimous vote at a meeting duly held.

     SECTION 3.09. RESIGNATIONS. Any director may resign at any time by delivering written notice to the board of directors, the President or the Secretary of the Corporation. Any written notice delivered in person to the President or the Secretary shall be effective upon delivery, unless otherwise provided therein. Unless otherwise specified, acceptance of such resignation shall not be necessary to make it effective.

     SECTION 3.10. COMPENSATION. By resolution of the board of directors, each director may be paid his or her expenses, if any, of attendance at each meeting of the board of directors or committee thereof, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the board of directors or committee thereof, or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     SECTION 3.11. PRESUMPTION OF ASSENT. A director of the Corporation who is present at a meeting of the board of directors at which action on any matter is taken shall be presumed to have assented to the action taken unless the director dissents or abstains at such meeting, and the fact of such dissent or abstention
(a) is entered in the minutes of the meeting, or (b) shall be filed by the director in writing with the person acting as secretary of the meeting before the adjournment thereof, or (c) shall have been recorded by the director and forwarded by registered mail to the Secretary of the Corporation promptly after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.


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

     SECTION 3.12. ADVISORY DIRECTORS. The board of directors may by resolution appoint advisory directors or directors emeriti to the board, and such persons shall have such authority and receive such compensation and reimbursement as the board of directors shall provide. Advisory directors or directors emeriti shall not have the authority to participate by vote in the transaction of business.

     SECTION 3.13. AGE LIMITATION. No person 75 years of age or older shall be eligible for election, reelection, appointment or reappointment to the board of the Corporation, except that a director shall be able to complete a term of office during which such director attains 75 years of age.

                ARTICLE IV - COMMITTEES OF THE BOARD OF DIRECTORS

     SECTION 4.01. APPOINTMENT. The board of directors may, by resolution adopted by a majority of the full board, designate one or more committees, each consisting of two or more directors, to serve at the pleasure of the board of directors. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent member at any meeting of any such committee.

     SECTION 4.02. AUTHORITY. Any such committee shall have all the authority of the board of directors, except to the extent, if any, that such authority shall be limited by the resolution appointing the committee; and except also that no committee shall have the authority of the board of directors with reference to: the declaration of dividends; the amendment of the articles of incorporation or bylaws of the Corporation, or recommending to the shareholders a plan of merger, consolidation, or conversion; the sale, lease, or other disposition of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business; a voluntary dissolution of the Corporation; a revocation of any of the foregoing; the approval of a transaction in which any member of the committee, directly or indirectly, has any material beneficial interest; the filling of vacancies on the board of directors or in any committee; or the appointment of other committees of the board of directors or members thereof.

     SECTION 4.03. TENURE. Subject to the provisions of Section 4.08 of this
Article IV, each member of a committee shall hold office until the next regular annual meeting of the board of directors following his or her designation and until a successor is designated as a member of the committee.

     SECTION 4.04. MEETINGS. Unless the board of directors shall otherwise provide, regular meetings of any committee appointed pursuant to this Article IV shall be at such times and places as are determined by the board of directors, or by any such committee. Special meetings of any such committee may be held at the principal executive office of the Corporation, or at any place which has been designated from time to time by resolution of such committee or by written consent of all members thereof, and may be called by any member thereof upon not less than one day's notice stating the place, date, and hour of the meeting, which notice shall been given in the


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

manner provided for the giving of notice to members of the board of directors of the time and place of special meetings of the board of directors.

     SECTION 4.05. QUORUM. A majority of the members of any committee shall constitute a quorum for the transaction of business at any meeting thereof.

     SECTION 4.06. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by any committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of any such committee.

     SECTION 4.07. RESIGNATIONS AND REMOVAL. Any member of any committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of any committee may resign from any such committee at any time by giving written notice to the president or secretary of the Corporation. Unless otherwise specified, such resignation shall take effect upon its receipt; the acceptance of such resignation shall not be necessary to make it effective.

     SECTION 4.08. PROCEDURE. Unless the board of directors otherwise provides, each committee shall elect a presiding officer from its members and may fix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and report the same to the board of directors for its information at the meeting held next after the proceedings shall have occurred.

                              ARTICLE V - OFFICERS

     SECTION 5.01. POSITIONS. The officers of the Corporation shall be a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors. The board of directors may also designate the chairman of the board as an officer. The president shall be the chief executive officer unless the board of directors designates the chairman of the board as chief executive officer. The president shall be a director of the Corporation. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

     SECTION 5.02. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the shareholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The board of directors may


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

authorize the Corporation to enter into an employment contract with any officer in accordance with state law; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section
5.03 of this Article V.

     SECTION 5.03. REMOVAL. Any officer may be removed by vote of two-thirds of the board of directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

     SECTION 5.04. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

     SECTION 5.05. REMUNERATION. The remuneration of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

                ARTICLE VI. CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION 6.01. CONTRACTS. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     SECTION 6.02. LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

     SECTION 6.03. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the board of directors.

     SECTION 6.04. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the board of directors may select.

             ARTICLE VII. CERTIFICATES FOR SHARES AND THEIR TRANSFER

     SECTION 7.01. CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form as shall be determined by the board of directors. The shares of the Corporation shall be represented by certificates signed by the President or a Vice President,


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

and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation and sealed with the seal of the Corporation or a facsimile thereof. Any or all the signatures on the certificates may be facsimile, and the seal may be facsimile, engraved or printed. If any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of its issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled, and no new certificate shall be issued until the former certificate or a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms as the board of directors may prescribe.

     SECTION 7.02. TRANSFER OF SHARES. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his or her legal representative, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

     SECTION 7.03. LOST CERTIFICATES. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

     SECTION 7.04. BENEFICIAL OWNERS. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as otherwise provided by law.

                           ARTICLE VIII - FISCAL YEAR

     The fiscal year of the Corporation shall begin on the first day of October and end on the thirtieth day of September in each year.


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

                             ARTICLE IX - DIVIDENDS

     The board of directors may, from time to time, declare and the Corporation may pay dividends on its outstanding shares in the manner, and upon the terms and conditions provided by law and the Articles of Incorporation of the Corporation.

                           ARTICLE X - CORPORATE SEAL

     The board of directors shall provide a corporate seal in the form of a circle with the name of the Corporation inscribed thereon.

                             ARTICLE XI - AMENDMENTS

     These Bylaws may be altered, amended or repealed and new Bylaws adopted by the affirmative vote or consent of two-thirds of the number of directors then authorized by, or in the manner provided in, the Bylaws.

Effective as of ______________, 2006


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